As filed with the Securities and Exchange Commission on September 8, 2006
Registration No. 333-135705

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA HEALTHCARE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-5013347
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1233 Encino Drive, Pasadena, California 91108
(626) 568-9924

(Address, including zip code, telephone number,
including area code, of registrant’s principal executive offices)

Alwin Tan
Chief Executive Officer
China Healthcare Acquisition Corp.
1233 Encino Drive, Pasadena, California 91108
(626) 568-9924

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Elizabeth R. Hughes, Esq. Thomas W. France, Esq. L’Kenya T. Jackson, Esq. Venable LLP 8010 Towers Crescent Drive, Suite 300 Vienna, Virginia 22182 (703) 760-1600 (703) 821-8949 — Facsimile	Arthur Marcus, Esq. Kristin J. Angelino, Esq. Gersten Savage, LLP 600 Lexington Avenue New York, New York 10022 (212) 752-9700 (212) 980-5192 — Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2006

PROSPECTUS

$60,000,000

CHINA HEALTHCARE ACQUISITION CORP.

10,000,000 Units

China Healthcare Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses with operations primarily in the People’s Republic of China. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on acquiring one or more operating businesses in the healthcare sector.

This is an initial public offering of our securities. Each unit that we are offering consists of:

•	one share of our common stock; and

•	two warrants.

The units are being offered at a price of $6.00 per unit.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or          , 2007, and will expire on          , 2011, or earlier upon redemption.

We have granted the underwriters a 45-day option to purchase up to 1,500,000 additional units solely to cover over-allotments, if any (over and above the 10,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Ferris, Baker Watts, Incorporated, the representative of the underwriters, for $100, a five year option to purchase up to a total of 500,000 units at $7.50 per unit (125% of the price of the units sold in this offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that each of the warrants underlying such units entitles the holder to purchase one share of our common stock at a price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The underwriters’ purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Our Chairman, and/or his affiliate, has agreed to place a bid in the open market after the warrants begin to trade separately to purchase an aggregate of 2,500,000 warrants at a price not to exceed $0.60 per warrant ($1,500,000 in the aggregate). We have agreed to sell to our founders, Jack Kang and Alwin Tan, and/or their affiliates, at the time of the closing of the offering for an aggregate of $500, an option to purchase up to 2,500,000 units at an exercise price of $7.50 per unit (125% of the price of the units sold in this offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that each of the warrants underlying such units entitles the holder to purchase one share of our common stock at a price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The management purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol CHA.U. Once the securities comprising the units begin separate trading, the common stock and warrants will also be listed on the American Stock Exchange under the symbols CHA and CHA.WS, respectively. We cannot assure you, however, that our securities will be listed or, if listed, will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Underwriting
	Public	Discount and	Proceeds, Before
	Offering Price	Commission(1)	Expenses, to Us

Per unit	$6.00	$.435	$5.565
Total	$60,000,000	$4,350,000	$55,650,000

(1)	Includes a non-accountable expense allowance in the amount of 2.75% of the gross proceeds, or $.165 per unit ($1,650,000 in total), payable to Ferris, Baker Watts, Incorporated, the representative of the underwriters. Ferris, Baker Watts, Incorporated has agreed to deposit 2.25% of the gross proceeds ($.135 per unit), which represents a portion of the non-accountable expense allowance, into the trust account until the earlier of the completion of a business combination or the liquidation of the trust account. They have further agreed to forfeit any rights to or claims against such proceeds unless we successfully complete a business combination.

Of the proceeds of this offering, $56,400,000 (approximately $5.64 per unit) will be deposited into a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company acting as trustee. This amount includes up to $1,350,000 ($0.135 per unit) which will be paid to the underwriters if a business combination is consummated, but which will be forfeited by the underwriters if a business combination is not consummated. As a result, our public stockholders will receive approximately $5.64 per unit (94% of the initial purchase price of the units) (plus residual interest earned but net of $1,500,000 in working capital and taxes payable) in the event of a liquidation of the company prior to consummation of a business combination. The amount that our public stockholders receive in the event of a liquidation of the company prior to consummation of a business combination may be less than $5.64 as a result of any potential claims of our creditors which are senior to the claims of our public stockholders, that may be made against the trust. Consequently, there can be no assurance that shareholders will receive $5.64 per unit.

We are offering the units for sale on a firm-commitment basis. Ferris, Baker Watts, Incorporated, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about          2006.

Ferris, Baker Watts
Incorporated

The date of this Prospectus is          , 2006

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors set forth in the section below entitled “Risk Factors” and the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to “we,” “us” or “our” refer to China Healthcare Acquisition Corp. Unless otherwise specified, references to “China” or “PRC” refer to the People’s Republic of China as well as the Hong Kong Special Administration Region and the Macau Special Administration Region, but does not include Taiwan. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where that offer is not permitted. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option.

Unless we tell you otherwise, the term “business combination” as used in this prospectus means an acquisition of, through a merger, capital stock exchange, asset acquisition or other business acquisition, one or more operating businesses. In addition, unless we tell you otherwise, the term “public stockholder” as used in this prospectus refers to those persons that purchase the securities offered by this prospectus including any of our existing stockholders that purchase these securities either in this offering or afterwards; provided that our existing stockholders’ status as “public stockholders” shall exist only with respect to those securities so purchased in this offering or afterwards. Certain numbers in this prospectus have been rounded.

China Healthcare Acquisition Corp., is a recently organized Delaware blank check company formed on June 7, 2006, for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination or acquisition, one or more businesses with operations primarily in China. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on acquiring one or more operating businesses in the healthcare sector. We believe that the healthcare sector offers potential for significant growth in the coming decade as the social demographic and a demand for better healthcare and quality of life creates opportunities in the pharmaceuticals, medical products and hospital care sectors.

We believe that the future of the Chinese economy and current market conditions present favorable opportunities for acquisitions of Chinese companies. Due to changes in the PRC’s political, economic and social policies, opportunities for market expansion have emerged for businesses with operations in the PRC in a number of industries, including the healthcare sector. We believe that the PRC presents an attractive operating environment for several reasons, including:

•	prolonged economic expansion within the PRC;

•	increased government focus within the PRC on privatizing assets, improving foreign trade and encouraging business and economic activity;

•	access to a highly trained and educated workforce;

•	favorable labor rates and efficient, low cost manufacturing capabilities;

•	attractive valuations for target businesses within the PRC;

•	the increased development and activity of the public equity markets in the PRC;

•	the recent entry of the PRC into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States; and

•	the emergence of opportunities in the healthcare sector in China.

Our management team is experienced in starting, financing, growing, sourcing, structuring and consummating business combinations in the PRC as well as in North America. We believe our management team is well positioned to explore acquisitions in the healthcare sector in China primarily as a result of the prior experience and extensive contacts Jack Kang, our Chairman of the Board of Directors, and Alwin Tan, our Chief Executive Officer, have in this area.

Mr. Kang is the chief executive officer and director of Searainbow Holding Company (hereinafter referred to as “SR”) which was established in 1986 and is listed on the Shenzhen Exchange. In 2004, the International Journal of Medicine included Mr. Kang as one of the ten leaders in China’s medical industry for his contribution in establishing national medical E-commerce platforms in 29 provinces and municipalities while serving as president of SR and general designer of Searainbow Medical E-commerce. As of June 7, 2006, SR had a market capitalization of approximately $770 million.

Currently, SR’s businesses mainly involve medical e-commerce and digital entertainment. The medical e-commerce sector mainly focuses on (a) public bidding and procurement of drugs and medical instruments determined and organized by local governments and administrative departments; (b) electronic pharmaceutical and medical instruments exchange markets conducted by enterprises; (c) e-government service; and (d) medical service, data service and various other value-added services including member services, online advertising, search engines, sales promotions, and technology services.

Alwin Tan, our President and Chief Executive Officer, has acted as a consultant to companies in the pharmaceutical industry in the United States and China. In addition, other members of management have experience in the bioscience and pharmaceutical industries and experience advising companies in China and Southeast Asia. Our management team intends to use its operating and transactional experience to find and evaluate potential target companies and to maintain and build on the relationships that they have developed through their years of experience in the U.S. and Chinese business arenas.

While our management will have flexibility in identifying and selecting a prospective target business and may seek to effect business combinations with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding any fees and expenses held in the trust account for the benefit of Ferris, Baker Watts, Incorporated) at the time of such acquisition. We may further seek to acquire a target business that has a fair market value in excess of 80% of the net assets at the time of acquisition by raising additional funds through the sale or exchange of our securities, through loans or a combination of both.

China Healthcare Acquisition Corp., is a Delaware corporation formed on June 7, 2006. Our offices are located at 1233 Encino Drive, Pasadena, California 91108-1009. Our telephone number is (626) 568-9924.

THE OFFERING

Securities Offered:	10,000,000 units, at $6.00 per unit, each unit consisting of:

• one share of common stock; and

• two warrants.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities market and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will Ferris, Baker Watts, Incorporated allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if Ferris, Baker Watts, Incorporated has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common Stock(1):

Number of shares that will be outstanding before this offering:	2,500,000 shares

Number of shares to be outstanding after this offering:	12,500,000 shares

Warrants(1):

Number of warrants outstanding before this offering:	0 warrants

Number of warrants to be outstanding after this offering:	20,000,000 warrants

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$5.00

Exercise period:	The warrants will become exercisable on the later of:

• the completion of a business combination; or

• 2007.

• The warrants will expire at 5:00 p.m., Washington, DC time, on , 2011 or earlier upon redemption.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Upon exercise of the warrants and disbursement of the trust, the warrant exercise price will be paid directly to us.

(1)	Excludes shares and warrants issuable upon the exercise of the underwriter’s purchase option and the management purchase option.

Management warrant purchase:	Our Chairman, and/or his affiliate, has agreed to place a bid with a third-party broker-dealer to purchase an aggregate of 2,500,000 warrants at a price not to exceed $0.60 per warrant ($1,500,000 in the aggregate) within the 90-trading days beginning on the date the warrants begin to trade separately (and not less than 60 days after the end of the ‘‘restricted period” under Regulation M (as further described in this prospectus)). These warrants may not be sold or transferred until after the completion of a business combination. The purchases of the warrants on behalf of our Chairman will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions.

Redemption:	We may redeem the outstanding warrants (including warrants held by Ferris, Baker Watts, Incorporated as a result of the exercise of the purchase option and warrants held by our founders as a result of the exercise of the management purchase option):

• in whole and not in part;

• at a price of $.01 per warrant at any time after the warrants become exercisable;

• upon a minimum of 30 days’ prior written notice of redemption; and

• if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established our redemption criteria to provide warrant holders with a premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied, we will call the warrants and each warrant holder will be entitled to exercise his or her warrants prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed $8.50 or the warrant exercise price after the redemption call is made.

Proposed American Stock Exchange symbols for our securities:	Units: “CHA.U”

Common Stock: “CHA”

Warrants: “CHA.WS”

Offering proceeds to be held in trust:	$56,400,000 of the proceeds of this offering (approximately $5.64 per unit) will be placed in a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds consist of $55,050,000 from the net proceeds payable to us and $1,350,000 of the proceeds attributable to a portion of the underwriters’ non-accountable expense allowance. These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms as described in this prospectus or (ii) our liquidation. Therefore, unless and until a business combination is consummated, these proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to effect the business combination. These expenses will be paid, prior to a business combination, only from the interest earned by the principal in the trust accounts up to an aggregate of $1,500,000, net of income tax. Amounts in the trust account could be used to pay claims made against us that are not the subject of the founders’ indemnity described elsewhere in this prospectus. The $1,350,000 of the proceeds attributable to a portion of the underwriters’ non-accountable expense allowance which are being held in the trust account will be released to Ferris, Baker Watts, Incorporated upon completion of a business transaction on the terms described in this prospectus or to our public stockholders upon the liquidation of the trust account and will in no event be available for use by us.

We may use a portion of the funds not held in the trust account to make a deposit or fund a “no-shop, standstill” provision with respect to a prospective business combination. In the event that we are required to forfeit such funds (whether as a result of a breach of the agreement relating to such payment or otherwise), we may not have sufficient working capital available to pay expenses related to locating a suitable business combination without securing additional financing. In such event, if we are unable to secure additional financing, we may not consummate a business combination in the proscribed time period and we will be forced to liquidate and dissolve.

Prior to the consummation of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

• Repayment of the $150,000 loan made by our Chairman which will be repaid without interest at closing out of our offering proceeds;

• Repayment of the loan made at closing by our Chairman in the principal amount of $150,000 with interest at the rate of 4% per annum to cover working capital which will be paid out of interest earned on the trust account;

• Payment of up to $5,000 per month to National Capital Investment Limited (NCIL), an affiliate of our existing stockholders, for office space and administrative expenses;

• Reimbursement for any expenses incident to the offering and finding a suitable business combination; and

Other than the agreement for up to $5,000 per month payable to NCIL, there are no current agreements or understandings with any of our existing stockholders or any of their respective affiliates with respect to the payment of compensation of any kind subsequent to a business combination. However, there can be no assurance that such agreements may not be negotiated in connection with, or subsequent to, a business combination.

The stockholders must approve business combination:	We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors and special advisors, have agreed to vote the shares of common stock owned by them (whether purchased prior to, during or after the consummation of the offering) in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. We will proceed with a business combination only if: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering subsequently exercise their conversion rights described below. Our certificate of incorporation prohibits the amendment of the above-described provisions prior to our consummation of a business combination. While we will not take any action to amend or waive these provisions, the validity of provisions prohibiting amendment of the certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any actions to waive or amend any of these provisions.

Conversion rights for stockholders voting to reject a business combination:	Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (approximately $5.64 per unit), plus any remaining interest earned on their portion of the trust account, net of working capital (up to a maximum of $1,500,000) and taxes payable. This amount includes a pro rata portion of the $1,350,000 (approximately $0.135 per unit) of deferred non-accountable expense allowance held in the trust account, if the business combination is approved and consummated. In order for a business combination to be approved a majority of the shares of common stock voted by the public stockholders would need to vote in favor of the combination and our existing shareholders, as described above, would be required to vote their shares in accordance with the vote of the majority to approve the business combination. Accordingly, since they did not vote against the business combination, our existing stockholders would not be entitled to exercise conversion rights with respect to the stock they own.

In order to exercise this right, the public stockholders must make an affirmative election. Voting against a business combination does not automatically trigger the conversion right. Public stockholders who convert their shares of stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

Liquidation if no business combination:	We will dissolve and distribute only to our public stockholders the amount in our trust account inclusive of the $1,350,000 attributable to a portion of the underwriters’ non-accountable expense allowance, plus any remaining net assets, if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). The Delaware General Corporation Law provides two procedures for persons to file a claim against a corporation that dissolves. Under Delaware law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon dissolution. Consequently, if the trust account is dissolved and paid out prior to all creditors being paid on their claims, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.

We cannot predict at this time which procedure of Delaware law we would comply with in the event of liquidation. If we elect to comply with Section 280 of Delaware General Corporation Law, we would obtain greater certainty as to potential claims, and we, or our successor entity may reject, in whole or in part, claims that are made. In addition, should we choose to comply with Section 280, a claimant who receives actual notice as required by Section 280 would be barred from receiving payment if the claimant failed to present the claim in accordance with Section 280. If we elect to comply with the procedures set forth at Section 281(b) of the Delaware General Corporation Law, stockholders will not know at the time of dissolution the scope of potential claims against us. Our stockholders could, therefore, potentially be liable for claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.

See “Risk Factors — Our stockholder may be held liable for claims by third parties against us to the extent of distributions received by them” and “Proposed Business — Effecting a Business Combination — Liquidation if no business combination.”

Delaware law provides that stockholders must approve our dissolution. In the event that stockholders do not approve our dissolution, the board of directors will request that the trust account be distributed to stockholders, and the corporate charter will continue to exist; however, we will become inactive. We will not invest, reinvest or trade in securities, nor will we take any other action that would cause us to be considered an “investment company” under the Investment Company Act of 1940. Since creditors have priority claims to the corporate assets, perfected claims against us would result in reduced distributions from the trust to stockholders. Furthermore, in the event that we file for bankruptcy protection or an involuntary bankruptcy case is filed against us, a bankruptcy court may prohibit the payment of trust funds to stockholders during the pendency of the bankruptcy proceeding. The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

Escrow of existing stockholder shares:	On the date of this prospectus, all of our existing stockholders (which includes all of our officers, directors and special advisors) will place the shares of common stock they own prior to this offering into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining in the escrow account, these shares will not be released from escrow until six months after the consummation of a business combination. The shares will only be released prior to that date if we are forced to liquidate, in which case the shares would be cancelled, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Risks

In making your decision on whether to invest in our securities, you should take into account not only (1) the background of our management team in private equity and mergers and acquisitions, which are described in the section entitled “Management” appearing elsewhere in this prospectus and (2) the nature of our proposed business, which is described in the section entitled “Proposed Business” appearing elsewhere in this prospectus, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page    of this prospectus.

Except as otherwise indicated, all information in the prospectus assumes:

•	an initial public offering price of $6.00 per Unit;

•	that the total public offering price of the Units set forth on the cover of this prospectus does not exceed $60,000,000; and

•	no exercise of the underwriters’ over-allotment option

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the related notes and schedules thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities so only balance sheet data is presented.

	June 15, 2006
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital (deficiency)	$(4,143)	$55,072,000
Total assets	$176,143	$55,222,000
Total liabilities	$154,143	$150,000
Value of common stock that may be converted to cash(2)	—	$11,004,495
Stockholders’ equity (deficiency)	$22,000	$44,067,505

(1)	Excludes the $100 purchase price of the purchase option payable by Ferris, Baker Watts, Incorporated and the $500 purchase price of the management purchase option.

(2)	If the business combination is approved and completed, public stockholders who voted against the combination will be entitled to redeem their stock for approximately $5.64 per unit (or $11,274,360 in the aggregate), which amount represents approximately $5.505 per unit (or $11,004,495 in the aggregate) representing the net proceeds of the offering and $0.135 per unit (or $269,895 in the aggregate) representing the underwriters’ non-accountable expense allowance which the underwriters have agreed to deposit into the trust account and to forfeit to pay redeeming stockholders, and does not take into account interest earned on the trust account.

The working capital (deficiency) excludes $26,143 of costs related to this offering which were paid or accrued prior to June 15, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” column.

The “as adjusted” information gives effect to the sale of the units in this offering, including the application of the estimated gross proceeds and the payment of the estimated remaining costs from such sale.

The working capital (as adjusted) and total assets (as adjusted) amounts will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and then subsequently exercise their conversion rights. Accordingly, if public shareholders owning a majority of the shares sold in this offering approve a business combination, we may effect that business combination even if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurs, we would be required to convert to cash up to approximately 19.99% of the 10,000,000 shares of common stock sold in this offering, or 1,999,000 shares of common stock, at an initial per-share conversion price of approximately $5.64, without taking into account interest earned on the trust account, if we choose to pursue the business combination and such business combination is completed. The actual per-share conversion price will be equal to:

• the amount in the trust account, including accrued interest not applied toward working capital and taxes, as described in this prospectus, as of two business days prior to the proposed consummation of the business combination; divided by

• the number of shares of common stock sold in this offering.

The actual amount per share a public stockholder would receive on conversion could be reduced as a result of any potential claims of creditors against us which are senior to the claims of our public stockholders.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business and financial conditions may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks not currently known to us, or that we deem immaterial, may also harm us or affect your investment. We make various statements in this section which constitute “forward-looking statements”. See “Forward-Looking Statements.”

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses with operations primarily in China as described in this prospectus. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate.

We must complete a business combination with a fair market value of at least 80% of our net assets (excluding the non-accountable expense allowance held in the trust account for the benefit of Ferris, Baker Watts, Incorporated) at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction.

Under Delaware law the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our certificate of incorporation provides, among other things, that:

•	prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if: (i) approved by a majority of the shares of common stock voted by the public stockholders, and (ii) public stockholders owning less than 20% of the shares purchased by the public stockholders in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account plus accrued interest not applied toward working capital, and taxes payable, less any amounts reserved for any pending claims;

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account plus accrued interest not applied toward working capital and taxes payable, less any amounts reserved for any pending claims; and

•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets (excluding the deferred non-accountable expense allowance held in trust for the benefit of Ferris, Baker Watts, Incorporated) at the time of such business combination.

Our certificate of incorporation prohibits the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any actions to waive or amend any of these provisions.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the trust account and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation will be less than $6.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Interest earned on the trust account, less up to $1,500,000, net of taxes payable, applied toward working capital will be included in payments to our stockholders in the event of liquidation. We expect that all costs associated with implementing our plan of dissolution and liquidation as well as payments to any creditors will be funded from the interest on the trust account up to $1,500,000 available to us as working capital. However, if those funds are not sufficient to cover costs of dissolution and liquidation or any liabilities and obligations to creditors not reimbursed from our founders’ indemnity, remaining interest as well as the principal in the trust account may be applied for such purpose and the amount distributed to our public stockholders would be less than $5.64 per share. Furthermore, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete description on the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business — Effecting a business combination — Liquidation if no Business Combination.”

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

Because the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a “blank check” company under the federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and our units are being offered at an initial price of $6.00 per unit, we believe that we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. For example, under Rule 419 interest earned on the trust account is for the sole benefit of investors. We are permitted under our charter, however, to apply interest up to $1,500,000, net of taxes, to working capital. Furthermore, claims of creditors in excess of our $1,500,000 working capital allowance may be satisfied out of remaining interest. Because we do not believe we are subject to Rule 419, our units will be immediately tradable and we have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section below entitled “Proposed Business — Comparison to offerings of Blank Check Companies.”

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation or conversion price received by stockholders may be less than approximately $5.64 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Moreover, a court may conclude that any third party waivers are unenforceable. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than approximately $5.64 plus partial interest, due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, our founders will be personally liable to ensure that the proceeds in the trust account, excluding interest, are not reduced by the claims of various vendors, prospective target businesses or other entities that are owed money by us for services rendered or products sold to us. Based upon information we have obtained from such individuals, we currently believe that such persons are of substantial means and capable of funding a shortfall in our trust account, even though we have not asked them to provide a reserve for such an eventuality. However, we cannot assure you that such individuals will be able to satisfy those obligations should they arise. In addition, such third party claims may result in the per share conversion price received by stockholders who vote against a business combination and elect to convert their shares into cash being less than approximately $5.64 per share. Furthermore, in the event of a liquidation, to the extent that there are claims not reimbursed out of the indemnity obligations of the founders, then we may use funds from the trust account to satisfy such claims, in which case, the per-share liquidation price could be less than $5.64 per share.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), we will dissolve and distribute to our public stockholders an amount equal to the amount in the trust account, inclusive of any remaining interest, plus any remaining assets. The Delaware General Corporation Law provides two procedures for persons to file a claim against a corporation that dissolves. Under Delaware law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon dissolution. Consequently, if the trust account is dissolved and paid out prior to all creditors being paid on their claims, stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in a dissolution.

We cannot predict at this time which procedure of Delaware law we would comply with in the event of liquidation. If we elect to comply with Section 280 of the Delaware General Corporation Law, we would obtain greater certainty as to potential claims, and we, or our successor entity may reject, in whole or in part, claims that are made. In addition, should we choose to comply with Section 280, a claimant who receives actual notice as required by Section 280 would be barred from receiving payment if the claimant failed to present the claim in accordance with the required timeframes. Specifically if we comply with certain procedures intended to ensure that it makes reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. If we elect to comply with the procedures set forth at Section 281(b) of the Delaware General Corporation Law, stockholders will not know at the time of dissolution the scope of potential claims against us. Our stockholders could therefore, potentially be liable for claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.

We will dissolve and liquidate if we do not consummate a business combination.

Pursuant to, among other documents, our certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our public stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any remaining interest not applied toward working capital of up to $1,500,000, and taxes payable. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and have agreed to vote in favor of any plan of dissolution and distribution which we will present to our stockholders for vote. In the event of liquidation, there will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution and liquidation, which we currently estimate to be approximately $75,000, from our remaining assets outside of the trust fund. Our founders have agreed pursuant to an agreement with us and Ferris, Baker Watts, Incorporated that, if we liquidate prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds of the trust account, excluding interest, are not reduced by the claims of vendors, prospective target businesses, or other entities that are owed money by us for services rendered or products sold to us. Based on information we have obtained from such individuals, we currently believe that such persons are of substantial means and capable of funding a shortfall in our trust account, even though we have not asked them to provide a reserve for such an eventuality. We cannot assure you, however, that such individuals will be able to satisfy those obligations should they arise. Furthermore, in the event of a liquidation, to the extent that there are claims not reimbursed out of the indemnity obligations of the founders then we may use funds from the trust account to satisfy such claims, in which case, the per-share liquidation price could be less than $5.64 per share.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months following the consummation of this offering our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and distribution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If funds are insufficient, the amount per share distributed in liquidation may be less than $5.64.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

•	our board of directors will, consistent with its obligations described in our certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution as well as the board’s recommendation of such plan;

•	upon such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and distribution; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

•	the liquidation and distribution of payment could be further delayed if we elect to follow the dissolution procedures set forth in Section 280 of the Delaware General Corporation Law.

Delaware law provides that stockholders must approve our dissolution. In the event that stockholders do not approve our dissolution, the board of directors will request that the trust account be distributed to stockholders, and the corporate charter will continue to exist; however, we will become inactive. We will not invest, reinvest or trade in securities, nor will we take any other action that would cause us to be considered an “investment company” under the Investment Company Act of 1940. Since creditors have priority claims to the corporate assets, perfected claims against us not reimbursed pursuant to the founders’ indemnity would result in reduced distributions from the trust to stockholders. Furthermore, in the event that we file for bankruptcy protection or an involuntary bankruptcy case is filed against us, a bankruptcy court may prohibit the payment of trust funds to stockholders during the pendency of the bankruptcy proceeding. The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

Pursuant to the terms of our certificate of incorporation, our authorized powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation.

These procedures, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

Because we have not currently selected any prospective target businesses with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of any particular target business’ operations.

Because we have not yet identified any prospective target businesses, investors in this offering have no current basis to evaluate the possible merits or risks of any particular target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more complete discussion of our selection of target businesses, see the section below entitled “Proposed Business — Effecting a Business Combination — We have not identified any target businesses.”

We may issue shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $.0001 per share and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 8,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Ferris, Baker Watts, Incorporated, and the management purchase option) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no other commitments as of the date of this offering to issue any securities, we may issue a substantial number of additional shares of our common stock or preferred stock or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock including upon conversion of any debt securities:

•	may significantly dilute the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors;

•	may adversely affect the voting power or other rights of holders of our common stock if we issue preferred stock with dividend, liquidation, compensation or other rights superior to the common stock; and

•	may adversely affect prevailing market prices for our common stock, warrants or units.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business — Effecting a Business Combination — Selection of target businesses and structuring of a business combination.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this offering to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. The incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	may cause an acceleration of our obligations to repay the debt even if we make all principal and interest payments when due if we breach the covenants contained in the terms of the debt documents;

•	may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business — Effecting a Business Combination — Selection of target businesses and structuring of a business combination.”

Our current officers and directors may resign upon consummation of a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel, particularly Jack Kang, our Chairman of the Board, Alwin Tan, our Chief Executive Officer and President, Steven Wang, our Chief Financial Officer and Treasurer, and Mark Tan, our Vice President and Secretary, following a business combination, however, cannot presently be ascertained. While several of our management and other key personnel, particularly Jack Kang and Alwin Tan, have indicated their willingness to remain associated with us following a business combination, we have no current expectation that they will do so, and we may employ other personnel following the business combination. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

Our ability to successfully effect a business combination and to be successful afterwards will be completely dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

We may employ other personnel following a business combination regardless of whether our existing personnel remain with us. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

Our officers, directors and special advisors may allocate their time to other businesses, thereby causing conflicts of interests in their determination as to how much time to devote to our affairs. This may have a negative impact on our ability to consummate a business combination.

Our officers, directors and special advisors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. This could have a negative impact on our ability to consummate a business combination. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers is engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If Jack Kang’s and Alwin Tan’s other business affairs require them to devote substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Certain Relationships and Related Transactions.”

Our officers, directors and special advisors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers, directors and special advisors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers, directors and special advisors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Our officers, directors and special advisors who become involved in businesses similar to what we may intend to conduct following a business combination may have fiduciary or contractual obligations to present opportunities to those entities first. We cannot assure you that any such conflicts will be resolved in our favor. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Certain Relationships and Related Transactions.”

Because all of our officers, directors and our special advisors own shares of our securities that will not participate in liquidation distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers, directors and our special advisors own stock in our company, but have, with respect to those shares of common stock, waived their right to receive distributions upon our liquidation in the event we fail to complete a business combination. In addition, our Chairman, and/or his affiliate, has agreed to purchase up to 2,500,000 of our warrants at a price not to exceed $0.60 per warrant in the open market following this offering, subject to any regulatory restrictions. Those shares and warrants owned by our officers, directors and our special advisors will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks” as well as a purchasers legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering will provide us with approximately $55,050,000 (subject to reduction resulting from shareholders electing to convert their shares into cash), which we may use to complete a business combination. While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding the portion of the non-accountable expense allowance held in the trust account for the benefit of Ferris, Baker Watts, Incorporated) at the time of such acquisition. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company; therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single or small number of operating businesses;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

We will not generally be required to obtain a determination of the fair market value of a target business from an independent, unaffiliated third party.

The initial target business or businesses with which we entered into a business combination must have a collective fair market value equal to at least 80% of our net assets (excluding the portion of the non-accountable allowance held in the trust account for the benefit of Ferris, Baker Watts, Incorporated) at the time of such acquisition. The fair market value of such business generally will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. We will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of the 80% requirement if our board is not able to independently determine that the target businesses have a sufficient fair market value or if a conflict of interest exists with respect to such determination, such as the target business being affiliated with one or more of our officers or directors or with Ferris, Baker Watts, Incorporated and their respective affiliates. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value or if no such conflict exists.

We have substantial discretion as to how to spend the proceeds in this offering which are held outside of the trust.

Our management has broad discretion as to how to spend the proceeds in this offering which are held outside of the trust account and may spend these proceeds in ways with which our stockholders may not agree. If we choose to invest some of the proceeds held outside of the trust account, we cannot predict that investment of the proceeds will yield a favorable return, if any.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, together with additional financing if available, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;

•	our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination; and

•	our outstanding warrants, the unit purchase option granted to Ferris, Baker Watts, Incorporated and the management purchase option granted to our initial stockholders, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

In addition, because our business combination may entail the contemporaneous acquisition of several operating businesses and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 64 similarly structured blank check companies have completed initial public offerings. Of these companies, only 11 companies have consummated a business combination, while 15 other companies have announced that they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 38 blank check companies with approximately $2.8 billion in trust that are seeking to carry out a business plan similar to our business plan. Of these companies, 5 companies are seeking to acquire a business in China. While, like us, some of those companies have specific regions that they must complete a business combination in, a number of them may consummate a business combination in any industry or region they choose. We may, therefore, be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only 7 of such companies has completed a business combination and 14 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination and seek alternative target business candidates. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target businesses. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers, directors and special advisors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of our offering, our existing stockholders, including our officers, directors and special advisors, will collectively own approximately 20% of our issued and outstanding shares of common stock. We have agreed to sell to the founders, and/or their affiliates, an option to purchase up to a total of 2,500,000 units at a per-unit price of $7.50 (125% of the price of the units sold in the offering). The management purchase option will be allocated equally between the founders, may be exercised only after the later of one year from closing of this offering or a business combination is completed and contains cashless exercise provisions. A founder may assign all or a portion of this option to entities under his control. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). Our Chairman, and/or his affiliate, has also agreed to purchase an aggregate of 2,500,000 warrants at a price not to exceed $0.60 per warrant ($1,500,000 in the aggregate) in the open market following this offering, subject to any regulatory restrictions. Any exercise of the management purchase option or of these warrants may increase their ownership percentage in us. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors and special advisors, have agreed to vote the shares of common stock owned by them (whether purchased prior to, during or after the offering) in accordance with the majority of the shares of common stock voted by the public stockholders.

The target business may be affiliated with one or more of the initial stockholders.

We may complete a business combination with a target company with which one or more of the initial stockholders is affiliated or has been affiliated, which may give rise to a conflict of interest. In the event we propose to acquire a target company that is affiliated with one of our initial stockholders, we will obtain an opinion from an independent investment banking firm that the business combination is fair from a financial point of view and will file such opinion with the Securities and Exchange Commission.

Our existing stockholders paid an aggregate of $25,000, or an average of approximately $.01 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30% or $1.80 per share (the difference between the pro forma net tangible book value per share of $4.20 and the initial offering price of $6.00 per unit).

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock underlying such warrants unless, at the time a holder seeks to exercise, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of our warrants. Under the terms of a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. Additionally, we have no obligation to settle the warrants for cash in the absence of an effective registration statement or under any other circumstances. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. Consequently, the warrants may expire unexercised or unredeemed.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 20,000,000 shares of common stock (assuming no exercise of the underwriter’s over-allotment option). In addition, we have agreed to sell to Ferris, Baker Watts, Incorporated an option to purchase up to a total of 500,000 units, which, if exercised, will result in the issuance of warrants to purchase an additional 1,000,000 shares of common stock. Additionally, we have agreed to sell to our founders, and/or their affiliates, and an option to purchase up to 2,500,000 units, which if exercised, will result in the issuance of warrants to purchase an additional 5,000,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The obligation of our Chairman to purchase warrants in the open market during the 90-trading days beginning on the date the warrants begin to trade separately (but not less than 60 calendar days after the end of the “restricted period” under Regulation M) may support the market price of the warrants during such period and, accordingly, the termination of the support by such warrant purchases may materially adversely affect the market price of the warrants.

Our Chairman, and/or his affiliate, has agreed with Ferris, Baker Watts, Incorporated, in accordance with guidelines specified by Rule 10b-18 under the Securities Exchange Act of 1934, to purchase up to an aggregate of 2,500,000 warrants at a price not to exceed $0.60 per warrant ($1,500,000 in the aggregate) within the 90-trading days beginning on the date the warrants begin to trade separately (and not less than 60 days after the end of the “restricted period” under Regulation M (as further described in this prospectus)). The purchases of the warrants will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. Our Chairman will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any warrants purchased in the open market pursuant to such agreement until following the consummation of a business combination. Such warrant purchases may serve to support the market price of the warrants during such 90-trading days at a price above that which would prevail in the absence of such purchases by our Chairman. However, the obligation to purchase warrants shall terminate at the end of such 90-trading days or the earlier purchase of the entire amount of warrants by the parties. The termination of the support provided by the warrant purchases may materially adversely affect the market price of the warrants.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled under certain circumstances after their shares are released from escrow to require us to use our best efforts to register the resale of the 2,500,000 shares of common stock they acquired prior to this offering. In addition, the holders of units issuable under the management purchase option and underwriters’ purchase option are entitled to make a demand that we use our best efforts to register these units, the 3,000,000 shares of common stock included in the units, and the 6,000,000 shares of common stock issuable upon exercise of the warrants included in the units. If our existing stockholders, our founders and the underwriters exercise their registration rights with respect to all of their shares of common stock that have been issued and/or are issuable pursuant to the management purchase option and underwriters’ purchase option and such registration statement becomes effective, then there will be up to an additional 11,500,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to list our securities on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Our listing has not yet been approved by the American Stock Exchange and we cannot assure you that our securities will be listed or, if listed, will continue to be listed on the American Stock Exchange in the future. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements; and

•	complying with other rules and regulations.

Generally, a company that holds itself out as being engaged primarily in the business of investing in securities and that actually invests a substantial portion of its assets in investment securities would be deemed an investment company under the Investment Company Act of 1940. We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” (within the meaning of the Investment Company Act of 1940) with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 under that Act. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Actions taken and expenses incurred by our officers and directors on our behalf will generally not be subject to “independent” review.

Each of our directors owns shares of our common stock and, although no salary or other compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of -pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of -pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case. If actions are taken, or expenses are incurred that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Risks associated with companies with operations primarily in China.

Economic, political, social and other factors in China may adversely affect our ability to achieve our business objective which is to acquire one or more operating businesses with operations primarily in China.

Our ability to achieve our business objective may be adversely affected by economic, political, social and religious factors, changes in Chinese law or regulations and the status of China’s relations with other countries. In addition, the economy of China may differ favorably or unfavorably from the U.S. economy in such respects as the growth rate of its gross domestic product, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the amount of governmental involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange; and

•	the allocation of resources.

These differences may adversely affect our ability to acquire one or more businesses with operations primarily in China. Also, while the Chinese economy has experienced significant growth in the past 20 years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us if we do acquire an operating business or businesses in China. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese government’s control over the national economy and economic growth in China could adversely affect our business.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the Chinese government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in decreased capital expenditures by the public which in turn could reduce demand for goods and services.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on overall economic growth and the level of investments and expenditures in China, including in those related to healthcare, which in turn could lead to a reduction in demand for our products and consequently have a materially adverse effect on our business.

Because the Chinese judiciary, which is relatively inexperienced in enforcing corporate and commercial law, will determine the scope and enforcement under Chinese law of almost all of our target business’ agreements, we may be unable to enforce our rights inside and outside of China.

Chinese law will govern almost all of our target business’ agreements, some of which may be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements may have a material adverse impact on our operations.

If the United States imposes trade sanctions on the PRC due to its currency policies, our target business’ ability to succeed in the international markets may be diminished.

The PRC currently “pegs” its currency to the United States dollar. This means that each unit of Chinese currency has a set ratio for which it may be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. China has recently allowed its currency to advance slightly against the U.S. dollar. This policy is currently under review by policy-makers in the United States. Trade groups in the United States have blamed the cheap value of the Chinese currency for causing job losses in American factories, giving Chinese exporters an unfair advantage and making exports to China expensive. There is increasing pressure for the PRC to change its currency policies to provide for its currency to float freely on international markets. As a result, Congress has passed a bill that would require the United States Secretary of the Treasury to report to Congress whether the PRC is manipulating its currency to gain a trade advantage. If Congress deems this to be the case, tariffs could be imposed on Chinese imports in addition to those already in force. If an additional tariff is imposed, it is possible that China-based companies will no longer maintain the significant price advantages over foreign companies, including the United States, on their goods and services. If the PRC changes its existing currency policies or if the United States or other countries enact laws to penalize the PRC for its existing currency policies, our target companies are likely to be adversely affected since the current competitive advantages that exist as a result of existing currency policies will cease.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (SAFE) regulates the conversion of Renminbi into foreign currencies. Currently, foreign investment enterprises (FIEs) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our business structure. FIEs holding such registration certificates, which must be renewed annually, are allowed to open foreign currency accounts, including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account” including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

If certain tax exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct corporate withholding taxes from any dividends we may pay in the future.

Under the PRC’s current tax laws, regulations and rulings, companies are exempt from paying withholding taxes with respect to dividends paid to stockholders outside of the PRC. However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we pay to our shareholders to pay corporate withholding taxes. The current rate imposed on corporate withholding taxes is 20%, or 10% for individuals and entities of those countries that entered into the Protocol of Avoidance of Double Taxation with the PRC.

China has different corporate disclosure, governance and regulatory requirements than those in the United States which may make it more difficult or complex to consummate a business combination.

Companies in China are subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of a Chinese company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). There is substantially less publicly available information about Chinese companies than there is about United States companies. Moreover, companies in China are not subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information.

To meet the requirements of the United States Federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to GAAP and audited in accordance with U.S. Generally Accepted Auditing Standards (GAAS). GAAP and GAAS compliance may limit the potential number of acquisition targets.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and shareholders’ rights for Chinese corporations may differ from those that may apply in the U.S., which may make the consummation of a business combination with a Chinese company more difficult. We therefore may have more difficulty in achieving our business objective.

If political relations between the U.S. and China weaken, it could make a target business’ operations less attractive.

The relationship between the United States and China may deteriorate over time. Changes in political conditions in China and changes in the state of Chinese-U.S. relations are difficult to predict and could adversely affect our future operations or cause potential target businesses to become less attractive. This could lead to a decline in our profitability. Any weakening of relations with China could have a material adverse effect on our operations after a successful completion of a business combination.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by applicable law and regulations.

The information contained in this prospectus identifies important factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be set forth in the following table:

	Without Over-	With Over-
	Allotment Option	Allotment Option

Gross proceeds(1)
Offering	$60,000,000	$69,000,000

Total	60,000,000	69,000,000
Offering expenses(2)
Underwriting discount (4.5% of offering)	2,700,000	3,105,000
Underwriting non-accountable expense allowance (2.75% of offering without the over-allotment option)(3)	1,650,000	1,650,000
Legal fees and expenses	300,000	300,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	40,000	40,000
SEC registration fee	26,100	26,100
NASD registration fee	24,900	24,900
AMEX listing fees	87,000	87,000
Initial Trustee’s fees	12,000	12,000
Miscellaneous expenses	70,000	70,000

Net proceeds	55,050,000	63,645,000

Held in trust(4)	$55,050,000	$63,645,000

	Amount	Percentage

Interest earned on amount held in trust for working capital:
Legal, accounting and other expenses attendant to structuring and negotiation of a business combination(6)	$300,000	20.0%
Due diligence of prospective target businesses(6)	500,000	33.3
Legal and accounting fees relating to SEC reporting obligations	115,000	7.7
Administrative fees relating to office space ($5,000 per month for 24 months)	120,000	8.0
Travel, miscellaneous expenses, (including potential deposits, down payments or funding of a “no-shop” provision with respect to a prospective business combination) D&O insurance and reserves	240,000	16.0
Repayment of the loan from our Chairman(5)	150,000	10.0
Liquidation reserve	75,000	5.0

Total(5)	$1,500,000	100.0%

(1)	Excludes the payment of $100 from Ferris, Baker Watts, and $500 from our founders for their purchase options, proceeds from the sale of units under the purchase options and proceeds from the exercise of any warrants.

(2)	A portion of the offering expenses has been paid from the funds we received from our Chairman as described below. These funds will be repaid without interest out of the proceeds of this offering.

(3)	Ferris, Baker Watts, Incorporated has agreed to deposit a portion of the non-accountable expense allowance equal to 2.25% of the gross proceeds of this offering ($0.135 per Unit) into the trust account until the earlier of the completion of a business combination or the liquidation of the trust account. Upon the consummation of a business combination, we will pay such deferred non-accountable expense allowance to Ferris, Baker Watts, Incorporated out of the proceeds of this offering held in trust, less the pro rata portion of such deferred non-

accountable expense allowance payable to stockholders that vote against the business combination and elect to convert their shares of common stock to cash. Ferris, Baker Watts, Incorporated has further agreed to forfeit any rights to or claims against such proceeds unless we complete a business combination.

(4)	Excludes $1,350,000 which represents a portion of the underwriters’ non-accountable expense allowance and which is further described in footnote 3.

(5)	We may use a maximum of $1,500,000 of the interest earned from monies in the trust account to fund the expenses reflected in the table. At closing, the Chairman will loan the Company $150,000. The loan, which will bear interest at 4%, will be repaid from the interest earned from the funds held in trust. The loan is separate from the $150,000 loan made by our Chairman prior to this offering which will be repaid without interest from offering proceeds.

(6)	The $300,000 is expected to be paid to legal, accounting and other outside professionals to conduct due diligence once a potential target for a business combination is identified and to assist in negotiating and structuring the ultimate business transaction. The $500,000 represents costs expected to be incurred by the Company and its officers, directors and employees in identifying and reviewing potential targets for business combinations, some of portion of which may represent reimbursement to third parties.

We intend to use the proceeds from the sale of the units to acquire one or more operating businesses with operations primarily in China. $56,400,000, or $64,995,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds of this offering will be placed in a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company acting as trustee, which includes $1,350,000 of the proceeds attributable to a portion of the underwriters’ non-accountable expense allowance. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target businesses, other than amounts paid to Ferris, Baker Watts, Incorporated for the deferred portion of its non-accountable expense allowance, amounts paid for finders’ or professional fees or amounts paid for any fees or costs incurred in connection with any debt or equity financing made in connection with the business combination. The Company does not currently have any agreement with any party with respect to the payment of finders’ or professional fees. If the Company agrees to pay such fees in the future, such fees shall be negotiated on an arms-length basis. While it is difficult to determine what the specific operating expenses of a target business may entail, we expect that they may include some or all of the following: capital expenditures, expenditures for future projects, general ongoing expenses including supplies and payroll, expanding markets and strategic acquisitions or alliances.

We have agreed to pay NCIL, an affiliate of Alwin Tan, a monthly fee of $5,000 for general and administrative services including office space, utilities and secretarial support. This arrangement is for our benefit and is not intended to provide Mr. Tan, the General Partner of NCIL our Chief Executive Officer and President, with compensation in lieu of salary. We believe, based on rents and fees for similar services in the Los Angeles metropolitan area, that the fee charged by NCIL is at least as favorable as we could have obtained from an unaffiliated third party. However, because our directors may not be deemed “independent”, we did not have the benefit of disinterested directors approving the transaction.

We are entitled to use up to $1,500,000 of interest, net of taxes, for working capital which includes repayment of the loan from our Chairman, director and officer liability insurance premiums, with the balance being held in reserve for other expenses such as, travel to China, due diligence, legal, accounting, and other expenses of structuring and negotiating business combinations, and deposits, down payments and/or funding of a “no shop” provision in connection with a business combination as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We believe that the working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we financed a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended, will be used to finance the operations of the target businesses, which may include subsequent acquisitions.

Our Chairman has loaned a total of $150,000 to us for the payment of offering expenses. Upon the consummation of this offering, the loan will be repaid without interest and the Chairman will loan an additional $150,000 to us which will be deposited into our operating account, will bear interest at a rate of 4% per year and will be payable out of the interest earned on the trust account on the earlier of the first anniversary of the consummation of this offering or the consummation of a business combination.

The net proceeds of this offering, including the portion of the underwriters’ non-accountable expense allowance held in the trust account, that are not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 of the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of the net proceeds not held in trust during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

We intend to allocate a portion of the working capital for expenses incurred in examining and evaluating prospective target businesses. Alwin Tan will supervise this process and we expect that he will devote substantially all of his time to our business once we have signed a term sheet with a target business. We anticipate that Mr. Tan will be assisted in his efforts by the officers and advisors of the Company, together with the Company’s outside attorneys, accountants and other representatives. Other than the monthly fee to NCIL, we will not pay compensation of any kind (including finder’s and consulting fees) to the Company’s directors, officers, employees, stockholders or special advisors or their respective affiliates for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. These reimbursements may be paid from the $500,000 allocated for due diligence. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. However, other than the agreement with NCIL described above, there are no current agreements or understandings with any of our existing stockholders or any of their respective affiliates with respect to the payment of compensation of any kind subsequent to a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account net of working capital (up to a maximum of $1,500,000) and taxes payable.) only in the event of our liquidation upon our failure to complete a business combination or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. The amount a public stockholder would be entitled to receive could be reduced as a result of any potential claims of creditors against us which are senior to the claims of our public stockholders. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the portion of the non-accountable expense allowance held in trust and any accrued interest thereon, less the pro rata portion of such amount payable to stockholders that vote against the business combination and elect to convert their shares of common stock to cash. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed to the following: (i) forfeit any rights or claims to such proceeds and any remaining accrued interest thereon; and (ii) that the proceeds attributable to the portion of the underwriters’ non-accountable expense allowance will be distributed on a pro rata basis among the public shareholders along with any remaining accrued interest thereon.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

At June 15, 2006 our net tangible book value was a deficiency of $(4,143) or approximately $(0.00) per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units sold in this offering (but excluding shares underlying the warrants included in the units), and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,999,000 shares of common stock which may be converted into cash) as of June 15, 2006 would have been approximately $44,067,505 or approximately $4.20 per share, representing an immediate increase in net tangible book value of $4.20 per share to the existing stockholders and an immediate dilution of $1.80 per share or approximately 30% to new investors not exercising their conversion rights.

The following table illustrates, the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	$(0.00)
Increase attributable to new investors	4.20

Pro forma net tangible book value after this offering		4.20

Dilution to new investors		$1.80

Our pro forma net tangible book value after this offering has been reduced by approximately $11,004,495 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account calculated as of the record date for determination of stockholders entitled to vote on a proposed business consummation, inclusive of any interest, divided by the number of shares sold in this offering.

The following table sets forth information with respect to our existing stockholders prior to and after the offering and the new investors:

	Shares Purchased		Total Consideration
					Average
					Price
	Number	Percentage	Amount	Percentage	per Share

Existing stockholders	2,500,000	20.00%	$25,000	.04%	$.01
New investors	10,000,000	80.00%	$60,000,000	99.96	6.00

Total	12,500,000	100.00%	$60,025,000	100.00%

Our pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(4,143)
Proceeds from this offering	$55,050,000
Offering costs excluded from net tangible book value before this offering	26,143
Less: Proceeds held in trust subject to conversion to cash	(11,004,495)

$44,067,505

Denominator:
Shares of common stock outstanding prior to this offering	2,500,000
Shares of common stock included in the units offered	10,000,000
Less: Shares subject to conversion (10,000,000 × 19.99%)	(1,999,000)

10,501,000

The preceding calculations assume the payment in full of the underwriters discount and expense allowance and do not reflect $0.135 per unit representing the underwriters’ non-accountable expense allowance which the underwriters have agreed to deposit into the trust account and to forfeit to pay redeeming stockholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, Delaware law, and other factors that our board of directors deems relevant.

CAPITALIZATION

The following table sets forth our capitalization at June 15, 2006 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	June 15, 2006
	Actual	As Adjusted(1)

Notes payable to stockholders	$150,000	$150,000

Common Stock, $.0001 par value -0- and 1,999,000 shares which are subject to possible conversion, shares at conversion value	—	11,004,495

Stockholders’ equity
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value, 50,000,000 shares authorized; 2,500,000 shares issued and outstanding, 10,501,000 shares issued and outstanding (excluding 1,999,000 shares which are subject to possible conversion), as adjusted	250	1,050
Additional paid-in capital	24,750	44,069,455
Deficit accumulated during the development stage	(3,000)	(3,000)

Total stockholders’ equity	22,000	44,067,505

Total capitalization	$172,000	$55,222,000

(1)	Assumes full payment of the underwriters’ discount and expense allowance.

If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any applicable net interest income thereon, as of the record date for determination of stockholders entitled to vote on a proposed business combination, divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on June 7, 2006, as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in an unspecified industry, with operations primarily in China. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination.

The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors;

•	may adversely affect the voting power or other rights of holders of our common stock if we issue preferred stock with dividend, liquidation, conversion or other rights superior to the common stock; and

•	may adversely affect prevailing market prices for our common stock, warrants or units.

Similarly, the incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	may cause an acceleration of our obligations to repay the debt even if we make all principal and interest payments when due if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

We estimate that the net proceeds from the sale of the units in the offering will be $55,050,000 (or $63,645,000 if the underwriters’ over-allotment is exercised in full), after deducting offering expenses of approximately $600,000 and underwriting discounts of approximately $4,350,000 (or $4,755,000 if the underwriters’ over-allotment option is exercised in full), including $1,650,000 evidencing the underwriters’ non-accountable expense allowance of 2.75% of the gross proceeds (excluding the proceeds from any exercise of the over-allotment option). All of this amount will be held in trust. Additionally, $1,350,000 of the proceeds attributable to a portion of the underwriters’ non-accountable expense allowance will be deposited in the trust account. We will use substantially all of the net proceeds of this offering (other than the deferred portion of the non-accountable expense allowance) to acquire one or more operating businesses. However, we may not use all of such proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds (other than the deferred portion of the non-accountable expense allowance) held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or businesses.

In the event that we consummate a business combination, the proceeds held in the trust account will be used for the following purposes:

•	Payment of the purchase price for the business combination;

•	Payment of the remainder of the non-accountable expense allowance due to Ferris, Baker Watts, Incorporated;

•	Payment of any finder’s fees or professional fees and costs; and

•	Payment of any fees and costs the Company may incur in connection with any equity or debt financing relating to the business combination.

The Company does not currently have any agreement with any party with respect to the payment of finders’ or professional fees. If the Company agrees to pay such fees in the future, such fees shall be negotiated on an arms-length basis.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $300,000 for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination;

•	approximately $500,000 for the due diligence and investigation of a target business;

•	approximately $115,000 in legal and accounting fees relating to our SEC reporting obligations;

•	approximately $120,000 in fees relating to our office space and certain general and administrative services;

•	approximately $240,000 for travel, general working capital that will be used for miscellaneous expenses and reserves, including for director and officer liability insurance premiums, deposits, down payments and/or funding of a “no shop” provision in connection with a prospective business transaction and for international travel with respect to negotiating and finalizing a business combination;

•	approximately $150,000 for repayment of the loan from our Chairman; and

•	approximately $75,000 for a reserve for liquidation expenses.

We are limited to $1,500,000, net of taxes, of interest earned on the trust account for the estimated expenditures. If the funds available to us are insufficient to cover these costs, our founders will have no obligation to provide additional funding.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business. However, we may need to obtain additional financing to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

As of June 7, 2006, Mr. Kang loaned a total of $150,000 to us for payment of offering expenses which will be repaid without interest at closing out of offering proceeds. Upon the consummation of this offering, Mr. Kang will loan $150,000 to us which will be deposited in our operating account and will bear interest at a rate of 4% per year. The loan will be repaid from interest earned from the funds held in trust.

We have agreed to pay NCIL, an affiliate of Alwin Tan, a monthly fee of $5,000 for general and administrative services including office space, utilities and secretarial support. This arrangement is for our benefit and is not intended to provide Mr. Tan, our Chief Executive Officer and President, with compensation in lieu of salary. We believe, based on rents and fees for similar services in the Los Angeles, metropolitan area, that the fee charged by

NCIL is at least as favorable as we could have obtained from an unaffiliated third party. However, because our directors may not be deemed “independent”, we did not have the benefit of disinterested directors approving the transaction.

We will issue the management purchase option for 2,500,000 units at the closing of the offering. Because the grant of the option will be deemed to be stock-based compensation, on the date grant, pursuant to SFAS No. 123(R), we will be required to record a charge to earnings in an amount equal to the fair value of such option, which we have estimated using the Black-Scholes option-pricing model to be an aggregate of $8,123,364.

We expect that the charge to earnings will be amortized over a maximum period of 24 months, which is the implicit service period. Accordingly, upon the closing of the offering, as a result of the issuance of such option, we would charge approximately $1,026,670 to earnings during each fiscal quarter. In the event that we consummate a business combination in less than two years from the closing date of the offering, the above amortization schedule would be accelerated and we, therefore, would record an increased charge to operations through such date based on the revised estimate of the implicit service period.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company formed on June  7, 2006, for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination or acquisition, one or more businesses with operations primarily in China. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on acquiring one or more operating businesses in the healthcare sector. We believe that the healthcare sector offers potential for significant growth in the coming decade as the social demographic and a demand for better healthcare and quality of life creates opportunities in the pharmaceuticals, medical products and hospital care sectors.

We believe that the future of the Chinese economy and current market conditions present favorable opportunities for acquisitions of Chinese companies. Due to changes in the PRC’s political, economic and social policies, opportunities for market expansion have emerged for businesses with operations in the PRC in a number of industries, including the healthcare sector. We believe that the PRC presents an attractive operating environment for several reasons, including:

•	prolonged economic expansion within the PRC;

•	increased government focus within the PRC on privatizing assets, improving foreign trade and encouraging business and economic activity;

•	access to a highly trained and educated workforce;

•	favorable labor rates and efficient, low cost manufacturing capabilities;

•	attractive valuations for target businesses within the PRC;

•	the increased development and activity of the public equity markets in the PRC;

•	the recent entry of the PRC into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States; and

•	the emergence of opportunities in the healthcare sector in China.

Our management team is experienced in starting, financing, growing, sourcing, structuring and consummating business combinations in the PRC as well as in North America. We believe our management team is well positioned to explore acquisitions in the healthcare sector in China primarily as a result of the prior experience and extensive contacts Jack Kang, our Chairman of the board of directors, and Alwin Tan, our Chief Executive Officer, have in this area.

Mr. Kang is the chief executive officer and director of Searainbow Holding Company (hereinafter referred to as “SR”) which was established in 1986 and is listed on the Shenzhen Exchange. In 2004, the International Journal of Medicine included Mr. Kang as one of the ten leaders in China’s medical industry for his contribution in establishing national medical E-commerce platforms in 29 provinces and municipalities while serving as president of SR and general designer of Searainbow Medical E-commerce. As of June 7, 2006, SR had a market capitalization of approximately $770 million.

Currently, SR’s businesses mainly involve medical e-commerce and digital entertainment. The medical e-commerce sector mainly focuses on (a) public bidding and procurement of drugs and medical instruments determined and organized by local governments and administrative departments; (b) electronic pharmaceutical and medical instruments exchange markets conducted by enterprises; (c) e-government service; and (d) medical service, data service and various other value-added services including member services, online advertising, search engines, sales promotions, and technology services.

Alwin Tan, our President and Chief Executive Officer, has acted as a consultant to companies in the pharmaceutical industry in the United States and China. In addition, other members of management have experience in the bioscience and pharmaceutical industries and experience advising companies in China and Southeast Asia. Our management team intends to use its operating and transactional experience to find and evaluate potential target companies and to maintain and build on the relationships that they have developed through their years of experience in the U.S. and Chinese business arenas.

Determinate Factors for Acquisition Opportunities

We believe that there is an opportunity to buy a business in China at an attractive valuation, which may lead to exceptional potential growth opportunity. One significant macroeconomic factor that we believe may drive this opportunity is the rapidly growing Chinese economy. According to the World Factbook, China has posted a growth rate of 9.1% in 2004 and 9.9% in 2005.

Below is a table illustrating gross domestic product (GDP), as measured in terms of purchasing power parity (PPP), of the top eight economies and their growth rates.

	GDP as Measured
	in Terms of PPP	Growth Rate
	(2005 Estimate)	(2005 Estimate)

U.S.	$12.36 trillion	3.5%
China	$8.859 trillion	9.9%
Japan	$4.018 trillion	2.7%
India	$3.611 trillion	7.6%
Germany	$2.504 trillion	0.9%
U.K.	$1.830 trillion	3.2%
France	$1.816 trillion	1.8%
Italy	$1.698 trillion	0.1%

Source: World Factbook published by the United States Central Intelligence Agency in 2005.

We believe that there will be more investment opportunities at more attractive valuations with respect to companies that are not yet ready to access the Chinese stock market. Given the requirement that the initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of acquisition, we believe that the amount of proceeds we receive from the offering will allow us to consider acquiring companies which have fair market values far below the fair market value generally required to support an initial public offering in the Chinese capital markets.

Identification of Industry Sectors

We intend initially to focus our search on target businesses in the PRC that are engaged in the healthcare sector. We believe this sector offers the best opportunities for growth in China for the next few decades. As healthcare costs soar in the U.S., we believe that the benefits of outsourcing medical care, drug manufacturing, medical products or medical transcription to countries such as China, will be increasingly utilized in the healthcare industry and by consumers all over the world. For example, medical transcription in China (where medical dictation is converted by workers into print) is an area that has taken advantage of the lower labor rates in China and other countries. Other areas that are expected to benefit from outsourcing are generic drug manufacturing, drug trial testing, and telemedicine. For example, we might consider buying a middle tier generic drug manufacturer with a U.S. Federal Drug Administration approved manufacturing plant and combining it with a distributor in the U.S. to create a vertical drug manufacturing and distribution company.

We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction.

Effecting a business combination

General

To date, we have not selected any target business for a business combination. Moreover, neither we nor any of our affiliates, agents or representatives has had any contact or discussions, directly or indirectly, with representatives of any other company regarding a potential business combination with such company nor have we, nor any of our affiliates, agents or representatives, been approached, directly or indirectly, by any potential candidates (or representatives of any potential candidates) with respect to such a transaction or by any unaffiliated party with respect to a potential candidate or a potential transaction with such a candidate. Additionally, we have not engaged or retained any agent or representative to identify or locate any suitable candidate for a proposed business combination with us.

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these to effect a business combination involving one or more businesses with operations primarily in China, in an unspecified industry. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more operating businesses that do not need substantial additional capital but desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve one or more companies that may be financially unstable or in their early stages of development or growth.

We have not identified any target business

To date, we have not selected any target businesses. Subject to the requirement that our initial business combination must be with one or more operating businesses that, collectively, have a fair market value of at least 80% of our net assets (excluding any fees and expenses held in the trust account for the benefit of Ferris, Baker Watts, Incorporated) at the time of the acquisition, we will have limited, if any, restrictions on our ability to identify and select prospective acquisition candidates. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target businesses with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings; we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that acquisition candidates will be primarily derived from three possible sources: (1) the professional community, including, without limitation, investment bankers, attorneys and accountants, (2) quasi-governmental associations such as the International Finance Corporation, which is a member of the World Bank, and (3) the deregulation of industries by the government of China. In addition, we may receive acquisition candidates from other unaffiliated sources, including private equity and venture capital funds and public and private companies. Our officers, directors and special advisors and their affiliates may also bring to our attention acquisition candidates. In addition to contacting the sources described above for potential acquisition candidates, we expect that we may be contacted by unsolicited parties who become aware of our interest in prospective targets through press releases, word of mouth, media coverage and our website, should these outlets develop. We may pay a finder’s fee to any unaffiliated party that provides information regarding prospective targets to us. Any such fee would be conditioned on our consummating a business combination with the identified target. We anticipate that such fees, if any, would be a percentage of the consideration associated with such business combination, with the percentage to be determined based on local market conditions at the time of such combination.

We do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis. Notwithstanding the foregoing, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. In no event, however, will we pay any of our existing officers, directors, stockholders or any entity with which they are affiliated (other than the $5,000 monthly fee to NCIL) any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of target businesses and structuring of a business combination

Alwin Tan will supervise the process of evaluating prospective target businesses, and we expect that he will devote substantially all of his time to our business once we have signed a term sheet with a target business. We anticipate that Mr. Tan will be assisted in his efforts by officers and advisors of the Company, together with the Company’s outside attorneys, accountants and other representatives.

Subject to the requirement that our initial business combination must be with one or more operating businesses that, collectively, have a fair market value of at least 80% of our net assets (excluding any fees and expenses held in the trust account for the benefit of Ferris, Baker Watts, Incorporated) at the time of such acquisition, our management will have limited, if any, restrictions on our ability to identify and select prospective target businesses. In evaluating prospective target businesses, our management will likely consider, among other factors, the following:

•	financial condition, results of operation and repatriation regulations;

•	growth potential both in China and growth potential outside of China;

•	capital requirements;

•	experience and skill of management and availability of additional personnel;

•	competitive position;

•	barriers to entry into the businesses’ industries;

•	potential for compliance with GAAP, SEC regulations, Sarbanes-Oxley requirements and capital requirements;

•	domestic and global competitive position and potential to compete in the U.S. and other markets;

•	position within a sector and barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry and the Chinese government’s policy towards the sector; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with one or more operating businesses will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating prospective target businesses, we intend to conduct an extensive due diligence review that will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information that will be made available to us.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to the target businesses, their stockholders, as well as our own stockholders and us. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax or foreign tax authority will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, other than NCIL, we will not, and no other person or entity will, pay any finders or consulting fees to our existing directors, officers, stockholders or special advisors, or any of their respective affiliates, for services rendered to or in connection with a business combination. In addition, we will not make any other payment to them out of the proceeds of this offering (or the funds held in trust) the payments to NCIL for administrative services and the repayment of the $150,000 loan from our Chairman.

Fair market value of target businesses

The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets (excluding any fees and expenses held in the trust account for the benefit of Ferris, Baker Watts, Incorporated) at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. To this end, we may seek to raise additional funds through the sale of our securities or through loan arrangements, although we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions. If we were to seek additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. The fair market value of such businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target businesses have a sufficient fair market value or if a conflict of interest exists with respect to such determination, including, but not limited to the fact that the target is affiliated with one or more of our officers or directors or with Ferris, Baker Watts Incorporated, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target businesses have sufficient fair market value and if no such conflict exists.

Possible lack of business diversification

The net proceeds from this offering will provide us with approximately $55,050,000 (subject to reduction resulting from shareholders electing to convert their shares into cash), which we may use to complete a business combination. While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding the portion of the deferred non-accountable expense allowance held in the trust account for the benefit of Ferris, Baker Watts, Incorporated) at the time of such acquisition. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company, including, but not limited to, the potential lack of resources to simultaneously conduct due diligence reviews and to negotiate acquisition terms with multiple targets; therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single or small number of operating businesses;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our officers, directors and special advisors, in the target businesses cannot presently be stated with any certainty. While it is possible that one or more of our officers, directors and special advisors will remain associated with us in some capacity following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the Company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the Company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the Company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers, directors and special advisors will have significant experience or knowledge relating to the operations of the particular target businesses acquired.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target businesses. We cannot assure you that we will have the ability to recruit additional managers, or that additional manager will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.

In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors, and our special advisors, have agreed to vote the shares of common stock owned by them in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. Accordingly, they will not be entitled to exercise the conversion rights described below for public stockholders who vote against a business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 19.99% of the shares sold in this offering exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest net of working capital up to $1,500,000 and taxes payable (calculated as of the record date for determination of stockholders entitled to vote on a proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $5.64 (or approximately $0.36 less than the per-unit offering price of $6.00).We will take steps to try to protect the assets held in trust from third party claims. However, to the extent that such claims are successfully made against the trust assets, they may reduce the per-share conversion price below approximately $5.64. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning an aggregate of 20% or more of the shares sold in this offering exercise their conversion rights.

Liquidation if no business combination

Pursuant to, among other documents, the terms of our certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied our purpose and powers will be limited to dissolving, liquidating and winding up. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest (not applied to working capital and taxes payable). The amount that our public stockholders receive in the event of a liquidation of the company prior to consummation of a business combination may be less as a result of any potential claims of our creditors which are senior to the claims of our public stockholders, that may be made against the trust. Consequently, there can be no assurance that shareholders will receive $5.64 per unit. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and have agreed to vote in favor of any plan of dissolution and distribution which we will present to our stockholders for vote. Additionally, the underwriters have agreed to forfeit any rights to or claims against the proceeds held in the trust account which represents the deferred portion of the non-accountable expense allowance. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution and liquidation, which we currently estimate to be approximately $75,000, from our remaining assets outside of the trust fund.

If we were to expend none of the net proceeds of this offering deposited in the trust account, without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $5.64 or approximately $0.36 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors that could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $5.64, plus interest, due to claims of creditors. Our founders have agreed pursuant to an agreement with us and Ferris, Baker Watts, Incorporated that, if we liquidate prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds of the trust account, excluding interest, are not reduced by the claims of vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that our founders will be able to satisfy those obligations should they arise. Furthermore, in the event of a liquidation, to the extent that there are claims not reimbursed out of the indemnity obligations of the founders then we may use funds from the trust account to satisfy such claims, in which case, the per-share liquidation price could be less than approximately $5.64 per share.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months following the consummation of this offering our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and distribution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.

If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), we will dissolve and distribute to our public stockholders an amount equal to the amount in the trust account, inclusive of any interest, net of taxes plus any remaining assets. The Delaware General Corporation Law provides two procedures for persons to file a claim against a corporation that dissolves. Under Delaware law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon dissolution. Consequently, if the trust account is dissolved and paid out prior to all creditors being paid on their claims, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.

If the corporation complies with procedures set forth at Section 280 of the Delaware General Corporation Law, it must comply with a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders. In such case, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. If reasonable provision for claims cannot be made out of funds generated by the interest on the trust account, such provision could reduce the amount immediately distributable in liquidation. Consequently, final liquidating distribution of amounts remaining in provision for claims could be delayed.

In the event that the corporation chooses not to follow the procedures set forth at Section 280 of the Delaware General Corporation Law for permitting claims to be filed against a corporation, Section 281(b) of the Delaware General Corporation Law requires that the corporation, or any successor entity, adopt a plan of distribution under which the dissolved corporation: (i) pays, or makes reasonable provision to pay all claims and obligations, including contingent, conditional, or unmatured contractual claims known to the corporation or successor entity; (ii) makes provisions which are reasonably sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party; and (iii) makes provision for compensation for claims that have not been made against the corporation, but based on facts known to the corporation or successor entity are likely to arise within 10 years after the date of dissolution. The plan of dissolution must provide that all claims will be paid in full. If there are insufficient assets to satisfy such claims the plan must indicate that claims shall be paid, or provided for according to their priority and, among claims of equal priority, ratably to the extent there are assets legally available. Any remaining assets shall be distributed to the stockholders of the dissolved corporation.

We cannot predict at this time whether we will comply with the procedures set forth in Sections 280 or 281(b) of the Delaware General Corporation Law. Compliance with Sections 280 and 281(b) is designed to provide a “safe harbor” such that directors (or governing persons of a successor entity) will not be held personally liable to unpaid claimants of the corporation for having improperly distributed assets. If we elect to comply with Section 280 of the Delaware General Corporation Law, the corporation would obtain greater certainty as to potential claims, and the corporation, or successor entity may reject, in whole or in part, claims that are made. In addition, should the corporation choose to comply with Section 280, a claimant who receives actual notice as required by Section 280 would be barred from receiving payment if the claimant failed to present the claim in accordance with the timeframes described above. If we elect to comply with the procedures set forth at Section 281(b) of the Delaware General Corporation Law, stockholders will not know at the time of dissolution the scope of potential claims against the corporation. Our stockholders could therefore, potentially be liable for claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.

We will pay the costs of our dissolution of the trust account from our remaining assets outside of the trust fund. Delaware law provides that stockholders must approve the dissolution of the corporation. In the event that stockholders do not approve the dissolution of the corporation the board of directors will request that the trust account be distributed to stockholders, and the corporate charter will continue to exist; however, the corporation will become inactive. The corporation will not invest, reinvest or trade in securities, nor will it take any other action that would cause it to be considered an “investment company” under the Investment Company Act of 1940. Since creditors have a priority claim to the corporate assets, perfected claims against the corporation would result in reduced distributions from the trust to stockholders. Furthermore, in the event that the corporation files for bankruptcy protection or an involuntary bankruptcy case is filed against the corporation, a bankruptcy court may prohibit the payment of trust funds to stockholders during the pendency of bankruptcy proceeding.

Certificate of Incorporation

Our certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our certificate of incorporation provides, among other things, that:

•	prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if: (i) approved by a majority of the shares of common stock voted by the public stockholders, and (ii) public stockholders owning less than 20% of the shares purchased by the public stockholders in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets at the time of such business combination.

Our certificate of incorporation prohibits the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any actions to waive or amend any of these provisions.

Competition

In identifying, evaluating and selecting target businesses, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of target businesses. Further:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial statements to be included in the proxy materials to be sent to stockholders in connection with a proposed business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

•	our outstanding warrants, the management purchase option, and the purchase option granted to Ferris, Baker Watts, Incorporated, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target businesses. In particular, certain industries that experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target businesses are in high-growth industries.

Facilities

We do not own any real estate or other physical properties materially important to our operation. Our headquarters are located at 1233 Encino Drive, Pasadena, California 91108-1009. The cost of this space is included in the $5,000 per month fee NCIL charges us for general and administrative services pursuant to a letter agreement between us and NCIL. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

Our executive officers are not obligated to devote any specific number of hours to our matters. Although Jack Kang, Alwin Tan and Steven Wang intend to devote a substantial amount of time to the search for and due diligence of a target acquisition, the amount of time they or any of our officers will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Legal Proceedings

We are not involved in any litigation or administrative proceedings incidental to our business.

Periodic Reporting and Audited Financial Statements

On or about the date on which the SEC declares effective the registration statement, we will register our units, common stock and warrants under the Securities Exchange Act of 1934, and thereafter will have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective businesses as part of the proxy solicitation materials sent to stockholders to assist them in assessing a business combination. Our management believes that the requirement of having available audited financial statements for the target businesses will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering by blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$56,400,000 of the proceeds of this offering will be deposited into a trust account located at Lehman Brothers Inc. and maintained by American Stock Transfer & Trust Company acting as trustee. These proceeds consist of $55,050,000 from the net proceeds payable to us from this offering and $1,350,000 of the proceeds attributable to a portion of the deferred underwriters’ non-accountable expense allowance.	$50,085,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker- dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of offering proceeds	The $56,400,000 of the proceeds of this offering held in trust will only be invested in U.S. ‘‘government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or money market funds meeting conditions of Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets (excluding the portion of the deferred non-accountable expense allowance held in the trust account for the benefit of Ferris, Baker Watts, Incorporated) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net asset to be acquired represented at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to notify the company of their election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principal or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Receipt of interest on trust funds	Interest on proceeds from trust account to be paid to stockholders may be reduced by (i) up to $1,500,000 that can be used for working capital purposes, including repayment of a loan from our Chairman; (ii) any taxes paid or due on the interest generated; and (iii) claims by creditors that are senior to stockholders.	All interest on funds in escrow account would be held for the sole benefit of investors.

MANAGEMENT

Directors, Executive Officers and Special Advisors

Our current directors, executive officers and special advisors are as follows:

Name	Age	Position

Jack Kang	50	Chairman of the Board
Alwin Tan	68	Chief Executive Officer, President and Director
Steven Wang	56	Chief Financial Officer, Treasurer and Director
Mark Tan	39	Vice President, Secretary
Larry Liou	52	Director
James Ma	54	Director
Stanley Chang	65	Special Advisor
Ron Harrod	76	Special Advisor

Jack Kang has been our Chairman of the Board since our inception on June 7, 2006. Mr. Kang has been the Chief Executive Officer and Director of Searainbow Holding Corp. since 1997. It is a China Listed company (Shenzhen Index) with a market value of about $777 million (Stock code: 000503). Prior to that, he was the founder and Chief Executive Officer of China Haiheng Industrial Co., Ltd. (1994-1997). From 1990 to 1994 he was registered with the National Futures Association as a Commodity Trading Advisor and Commodity Pool Operator. Mr. Kang was the General Manager of China KANGHWA Software corp. from 1987 to 1990. From 1985 to 1987, he was the President of CYI, Inc., an Import/Export company in California. Mr. Kang worked in the Beijing government’s Agriculture Department from 1983 to 1985. He received a Bachelors Degree in Economics from RENMIN University of China in 1982 and is a member of the National Committee of the Chinese People’s Political Consultative Conference and a Visiting Professor of RENMIN University of China.

Alwin Tan has been our Chief Executive Officer, President and a Director since our inception on June 7, 2006. Mr. Tan has over 30 years experience in private equity, mergers and acquisitions. He was a co-founder and consultant to Amphastar Pharmaceuticals, Inc. (1998-2004), a specialty pharmaceutical company in Rancho Cucamonga, California that develops, manufactures, markets, and sells generic and proprietary injectable and inhalation products. From 1998 to 2003, Mr. Tan was a Director and Secretary of International Medication System Limited, a specialty pharmaceutical company that develops, manufactures, markets, and sells generic and proprietary products in El Monte, California. He was the President and Chief Executive Officer of Ameribankers Corp. from 1995 to 2002, which is a consulting firm that assist clients in all areas of strategic planning. From 1992-1994, Mr. Tan was a consultant to the State Planning Commission of the People’s Republic of China. He traveled extensively in China and Southeast Asia advising companies in corporate finance and risk management between 1984 and 1992. During this period, he was the President of International Asset Management Inc., a member of the National Futures Association. Mr. Tan practiced law in Des Moines, Iowa with the law firm of Hedberg Brick, Tan, Pratt and Ward from 1978 to 1984 and Williams, Hart, Lavaroto and Kirtley from 1973 to 1978. Prior to that, Mr. Tan was an investment executive for Dupont Glore-Forgan Walton (1971-72) and Hornblower-Weeks, Hemphill and Noyes (1969-1971). Mr. Tan specializes in securities and commodities law, receiving his LL.B. in 1967 and his J.D. in 1969 from the University of Iowa. He received a B.A. from Walla Walla College in 1963. Alwin Tan is Mark Tan’s father.

Steven Wang has been our Chief Financial Officer and Treasurer and Director since our inception on June 7, 2006. Mr. Wang was the Chief Financial Officer and President of Ancogen, Inc., from 2000 to 2006. Ancogen is a bioscience research and development company in Northridge, California. Since 1993, he has been the President of Cosmos Machinery Corp., a consulting firm, involved in media planning, trading of machinery/equipment, and environmental projects and internet start-ups. From 1989 to 1992, he was the Chief Financial Officer of Sher Corporation, a real estate development company. Mr. Wang was the controller for Northridge Travel Services from 1985 to 1989. He attended the Graduate School, China Academy of Sciences, Linguistics and Cal State LA, School of Business. He received his MSBA from Cal State Northridge in 1986, with emphasis on Accountancy. He was among the first group of Chinese students that came to the U.S. when China liberalized its policies regarding such travels.

Mark Tan has been our Vice President for Strategic Planning and Secretary since our inception on June 7, 2006. Mr. Tan is an experienced business development and strategy professional. He has extensive experience in the wireless and telecom industry, has held leadership roles in both start-up and larger corporate environments, and has significant experience providing financial and management consulting advice to Fortune 500 companies. Mr. Tan is currently the West Region Director of the Strategy and Technology Group for InCode Wireless. In this capacity, he has been providing strategic and technology consulting advice to the wireless industry, and has consulted for technology clients in various parts of Asia, including Singapore, China, and South Korea. Previously, Mr. Tan worked at Epinions.com (1999-2001), where he managed strategic partnerships and led business development activities. From 1997 to 1999, he was the Assistant Vice President for Marketing and Business Development for GoAmerica Communications. In this capacity, he negotiated strategic partnerships and established relationships with content providers, device manufacturers, channel partners, application developers, and network carriers. From 1996 to 1997, Mr. Tan was a Business Manager at Qualcomm where he managed CDMA infrastructure business opportunities throughout Southeast Asia. From 1990 to 1994, he worked in the Merger & Acquisitions and Financial Advisory Group at Coopers & Lybrand where he performed financial and strategic analyses of companies involved in mergers and acquisitions and other strategic transactions, divestitures, leveraged buyouts, recapitalizations, and bankruptcies. Mark Tan holds a BS in Economics from the University of California at Los Angeles and an MBA with an emphasis in Marketing and Corporate Strategy from the University of Michigan. Mark Tan is Alwin Tan’s son.

Larry Liou has been our Director since our inception on June 7, 2006. Mr. Liou has been a practicing Attorney in the United States since 1990, and was consulted by many Asian companies in private equity funding, corporate finance, business development and mergers and acquisitions. He is originally from the Republic of China (Taiwan) where he practiced maritime law with the Formosa Marine & Commercial Law offices in Taipei, Taiwan. Mr. Liou was a Director and Secretary of Ancogen, Inc., a bioscience company in California from 2001 to 2006, and was General Counsel for PRB Pharmaceuticals, Inc., a California pharmaceutical company. From 1990 to 1998, he worked at the law offices of David Huang in Cerritos, California. Previous to that he worked in the law offices of Henry Yuen (1987-1989). Mr. Liou received his Juris Doctor from Loyola Law School and LLM in Admiralty from Tulane Law School. He has practiced law in Immigration, Trademark, Copyrights and Foreign Trade in the U.S. for the past 10 years, and served many clients in the Pacific Rim area.

James Ma has been our Director since our inception on June 7, 2006. Mr. Ma is presently the Chief Executive Officer and President of SIUI America, Inc., a technology-driven medical ultrasound company located in the Silicon Valley, California since 1999. His company has a subsidiary, Sonic Systems Co., which does business in Hong Kong and China. Mr. Ma holds an MBA and BBA from the University of Iowa and has completed a number of engineering research and training programs in Hong Kong and China.

Stanley Chang has been our Special Advisor since our inception on June 7, 2006. Dr. Chang has been the President of Megaspace Corp. since 1994 which is a sales agent for many petrochemical equipment manufacturers around the world including Air Products and Chemicals, Coek Engineering N.V., Ellett Industries, FES, Foster-Wheeler, Fisher-Klosterman, JND, Nowata Fitration, Struthers-Wells, Uraca, Vicarb. Dr. Chang was the Vice President and Director of Ameribankers Corp. from 1995 to 2000. From 1982 to 1993, he was a senior engineer and senior scientist at the Communication Satellite Group, Hughes Aircraft Company. Previous to that he was a senior engineer at Garrett Turbineco., an Aircraft Engine Division of General Electric in Ohio. Dr. Chang authored or co-authored ten patents, five publications and numerous in-house reports and proprietary processes while working for Hughes. Dr. Chang received a Ph.D. from Stony Brook University, MSME from Syracuse University and BSME from National Cheng Kung University, Taiwan.

Ron Harrod has been our Special Advisor since our inception on June 7, 2006. Mr. Harrod has over five decades of experience in all phases of investment and financial management. He has been a Principal of WBB Securities LLC since 2001. From 1989 through 2001, Mr. Harrod was a Principal of Securities of America, Inc. and a Principal of Curtis Dean Witter from 1985 through 1989. He served as Vice President of Paine Webber Jackson from 1956 through 1985. Participating in a broad range of transactions across multiple industries, Mr. Harrod has worked with many successful companies advising and assisting them from the investment industry side. Mr. Harrod first registered with the Securities Exchange Commission as an Investment Advisor in 1971 and is so registered today. Mr. Harrod attended the University of Southern California and University of California Long Beach, earning a BA degree.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class consisting of Mr. Liou, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Ma and Wang, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Jack Kang and Alwin Tan, will expire at the third annual meeting of stockholders.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. With the exception of Mr. Kang, none of the other individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and evaluate prospective acquisition candidates, select target businesses and structure, negotiate and consummate a business combination, although we cannot assure you that they will, in fact, be able to do so.

Our special advisors’ duties include identifying and evaluating prospective acquisition candidates, selecting the target business, and assisting in the transition upon completion of the business combination.

Committee of the Board of Directors

Our board of directors has established an audit committee currently composed of two (2) independent directors and Mr. Wang who is our Chief Financial Officer, which reports to the board of directors. Messrs. Ma and Liou, each of whom is an independent director under the American Stock Exchange’s listing standards, serve as members of our audit committee. Although Mr. Wang is temporarily serving on our audit committee, he does not qualify as an independent director as a result of his position as an officer. We intend to appoint at least one additional director to replace Mr. Wang on our audit committee within one year of the completion of the offering.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also recommend the firm selected to be our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

Financial Experts on Audit Committee

Within one year of the date of this prospectus, the audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Wang satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the Securities and Exchange Commission. Within one year, Mr. Wang will be replaced by an individual who meets these requirements.

Nomination to Board

Prior to the formation of a nominating committee, a majority of independent directors shall select, or recommend to the full Board for selection, all nominees to the Board.

Code of conduct and ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Executive Compensation

Other than NCIL, no executive officer or any affiliate of an executive officer has received any cash compensation for services rendered. We have agreed to pay NCIL, an affiliate of Alwin Tan, a monthly fee of $5,000 for general and administrative services including office space, utilities and secretarial support. This arrangement is for our benefit and is not intended to provide Alwin Tan, the General Partner of NCIL and our Chief Executive Officer and President, with compensation in lieu of salary. We believe, based on rents and fees for similar services in the Los Angeles metropolitan area, that the fee charged by NCIL is at least as favorable as we could have obtained from an unaffiliated third party. However, because our directors at the time we entered into the agreement with NCIL may not be deemed “independent”, we did not have the benefit of disinterested directors approving the transaction.

Other than the $5,000 fee paid to NCIL, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers, directors and special advisors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Other than the overall restriction that not more than $1,500,000 of the interest earned in the trust account be used for working capital, there is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Prior to the formation of a compensation committee, a majority of independent directors shall determine, or recommend to the full Board for determination, the compensation to be paid to our executive officers, to the extent that our executive officers are entitled to receive compensation.

Other than the agreement with NCIL, there are no current agreements or understandings with any of our existing stockholders or any of their respective affiliates with respect to the payment of compensation of any kind subsequent to a business combination. However, there can be no assurance that such agreements may not be negotiated in connection with, or subsequent to, a business combination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Share Issuances

On June, 2006, we issued 2,500,000 shares for an aggregate consideration of $25,000 in cash, at an average purchase price of approximately $.01 per share, as follows:

	Number of
Name	Shares	Relationship to Us

Jack Kang	1,218,000	Chairman of the Board
Alwin Tan	1,218,000	Chief Executive Officer, President and Director
Steven Wang	25,000	Chief Financial Officer, Treasurer and Director
Mark Tan	25,000	Vice President and Secretary
Larry Liou	5,000	Director
James Ma	5,000	Director
Stanley Chang	2,000	Special Advisor
Ron Harrod	2,000	Special Advisor

The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors and special advisors, have agreed to vote all of the shares of common stock owned by them, during or after this offering, in accordance with the majority of the shares of common stock voted by the public stockholders.

Subject to applicable regulatory restrictions, including Regulation M and Rule 10b-18, our Chairman and/or his affiliate has agreed to place a bid to purchase an aggregate of 2,500,000 warrants at a price not to exceed $0.60 per warrant ($1,500,000 in the aggregate) after the distribution is completed by the underwriters and after the warrants are separated and available for trading.

Management Purchase Option

We have agreed to sell to the founders, and/or their affiliates, a five year option to purchase up to a total of 2,500,000 units at a per-unit price of $7.50 (125% of the price of the units sold in the offering). The management purchase option will be allocated equally between the founders, may be exercised only after the later of one year from closing of this offering or an Business Combination is completed and contains cashless exercise provisions. A founder may assign all or a portion of this option to entities under his control. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The terms and conditions are identical to the underwriters’ purchase option offered to Ferris, Baker Watts, Incorporated.

Registration Rights

The 2,500,000 shares of common stock previously issued to our officers, directors and special advisors will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we will use our best efforts to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the lock-up period expires. These stockholders also have certain “piggy-back” registration rights on registration statements filed subsequent to such date. In addition, the holders of the units issuable under the management purchase option are entitled to make one demand that we use our best efforts to register these securities at the election of the holders of a majority of such securities. We will bear the expenses incurred in connection with the filing of any such registration statements.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•	None of our officers, directors and special advisors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers, directors and special advisors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Management.”

•	We may also determine to effect a business combination with another entity that is affiliated with one or more of our existing stockholders.

•	Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same as part of any such combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest between management and the stockholders resulting in management attempting to negotiate terms that may be less favorable to the stockholders than what they might otherwise receive.

•	Our officers, directors and special advisors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Because our officers, directors and special advisors own shares of our common stock that will be released from escrow only if a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors, officers and special advisors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner.

•	NCIL, an affiliate of Alwin Tan, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay NCIL $5,000 per month for these services. Mr. Tan is the General Partner of NCIL. As a result of this affiliation, Mr. Tan will benefit from the transaction to the extent of his interest in NCIL. However, this arrangement is intended for our benefit and is not intended to provide Mr. Tan with compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Los Angeles metropolitan area, that the fee charged by NCIL is at least as favorable as we could have obtained from an unaffiliated third party. However, as our directors at the time we entered into this agreement may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of the multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above listed criteria to other entities. For example, Alwin Tan has pre-existing fiduciary obligations that arise as a result of his affiliation with NCIL. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers, directors and special advisors has agreed, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director or special advisor, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations they might have.

In connection with the vote required for any business combination, all of our existing stockholders (which includes all of our officers, directors and special advisors) have agreed to vote all of their respective shares of common stock, including shares they may acquire after this offering, in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Accordingly, they will not be entitled to exercise the conversion rights available to public stockholders who vote against a business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution, but only with respect to those shares of common stock acquired by them prior to this offering.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

We will reimburse our officers, directors and special advisors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations out of amounts allocated to working capital as described elsewhere in this prospectus.

Other than the reimbursable out-of-pocket expenses payable to our officers, directors and our special advisor, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers, directors, or our special advisor who owned our common stock prior to this offering, or, other than under the general and administrative services arrangement with NCIL, to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

PRINCIPAL STOCKHOLDERS

On June 7, 2006, we issued an aggregate of 2,500,000 shares of our common stock to our founders, officers, directors and special advisors for an aggregate consideration of $25,000.

The following table sets forth information regarding the beneficial ownership of our common stock as of June 7, 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of additional units by our Chairman in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers, directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and
	Nature of	Approximate Percentage of
Name and Address of	Beneficial	Outstanding Common Stock
Beneficial Owner(1)	Ownership	Before Offering	After Offering(2)

Jack Kang	1,218,000	48.7%	9.74%
Alwin Tan	1,218,000	48.7%	9.74%
Steven Wang	25,000	1%	.2%
Mark Tan	25,000	1%	.2%
Larry Liou	5,000	.2%	.04%
James Ma	5,000	.2%	.04%
All directors, executive officers as a group (6 individuals)	2,496,000	99.8%	19.96%

(1)	Unless otherwise noted, the business address of each of the following is 1233 Encino Drive, Pasadena, Ca. 91108-1009.

(2)	Excludes shares that are covered by the management purchase option.

Immediately after this offering, our existing stockholders, who include all of our officers, directors and special advisors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Such ownership may increase if the management purchase option is exercised and the up to 2,500,000 shares of common stock issuable under it are purchased, and if the warrants included in the management purchase option for up to 5,000,000 shares of common stock are exercised. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

All of the shares of our common stock outstanding prior to the date of this prospectus will be subject to lock-up agreements between us, the holders of the shares and Ferris, Baker Watts, Incorporated restricting the sale of such shares until six months after a business combination is successfully completed. During the lock-up period, the holders of the shares will not be able to sell or transfer their shares of common stock except in certain limited circumstances such as to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including without limitation, the right to vote their shares of common stock. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the consummation of this offering.

The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors and our special advisors, have agreed to vote all of the shares of common stock owned by them, including shares they may acquire after the offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. Accordingly, they will not be entitled to exercise the conversion rights available to public stockholders who vote against a business combination.

Jack Kang and Alwin Tan may be deemed to be our “parent”, “founder” and “promoter,” as these terms are defined under the Federal securities laws.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of June 7, 2006, 2,500,000 shares of common stock are outstanding, held by 8 record holders and no shares of preferred stock are outstanding.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated determines that an earlier date is acceptable. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of the Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment.

Common stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors and our special advisors, have agreed to vote all of the shares of common stock owned by them, including shares acquired during or after the offering, in accordance with the majority of the shares of common stock voted by the public stockholders. Additionally, our existing stockholders, officers, directors and our special advisors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Upon exercise of the warrants and disbursement of the trust, the warrant exercise price will be paid directly to us. The warrants will expire five years from the date of this prospectus at 5:00 p.m., Washington, DC time. We may call the warrants for redemption,

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send notice of redemption to warrant holders.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders with a reasonable premium to the initial exercise price and provide sufficient liquidity to cushion the market reaction to our redemption call.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants.

However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Underwriter’s Purchase Option

We have agreed to sell to Ferris, Baker Watts, Incorporated an option to purchase up to a total of 500,000 units at a per-unit price of $7.50 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled “Underwriting — Purchase Option.”

Management Purchase Option

We have further agreed to sell to our founders, and/or their affiliates, an option to purchase up to a total of 2,500,000 units at a per-unit price of $7.50 (125% of the price of the units sold in the offering). The management purchase option will be allocated equally between the founders, may be exercised only after the later of one year from closing of this offering or an Business Combination is completed and contains cashless exercise provisions. A founder may assign all or a portion of this option to entities under his control. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The terms and conditions are identical to those offered to Ferris, Baker Watts, Incorporated.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Shares Eligible for Future Sale

Immediately after this offering, we will have 12,500,000 shares of common stock outstanding or 14,000,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933. All of the remaining 2,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 until the one year holding period has elapsed with respect to each purchase. Notwithstanding the foregoing, all of those shares have been placed in escrow and will not be transferable until six months after a business combination and will only be transferred prior to that date subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 125,000 shares immediately after this offering (or 140,000 if the underwriters exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

Pursuant to an agreement to be signed prior to or on the effective date of this offering, our officers, directors and special advisors will be entitled to require us to register under the Securities Act of 1933, the resale of the 2,500,000 shares of common stock issued and outstanding on the date of the prospectus. The holders of the majority of these shares are entitled to make up to two demands that we will use our best efforts to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the lock-up period expires. These stockholders also have certain “piggy-back” registration rights on registration statements filed subsequent to such date. In addition, the holders of the units issuable under the underwriters’ purchase option are entitled to make one demand that we use our best efforts to register these securities at the election of the holders of a majority of such securities. The holders of the units issuable under the management purchase option are also entitled to make one demand that we use our best efforts to register the securities issuable pursuant to the option at the election of the holders of a majority of such securities. We will bear the expenses incurred in connection with the filing of any such registration statements.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combinations” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets. However the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other changes in control attempts, and thus may discourage attempts to acquire us.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Ferris, Baker Watts, Incorporated is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units

Ferris, Baker Watts, Incorporated	10,000,000

Total	10,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $      per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring a business with operations primarily in China at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option

Public Offering Price	$6.00	$60,000,000	$69,000,000
Discount	$0.27	$2,700,000	$3,105,000
Non-accountable Expense Allowance(1)	$0.165	$1,650,000	$1,650,000

Proceeds Before Expenses(2)	$5.565	$55,650,000	$64,245,000

(1)	Ferris, Baker Watts, Incorporated, the representative of the underwriters in this offering, has agreed to deposit 2.25% of the gross proceeds (excluding the proceeds from any exercise of the over-allotment option) attributable to a portion of the non-accountable expense allowance ($0.135 per Unit) into the trust account until the earlier of the completion of a business combination or the liquidation of the trust account.

(2)	The offering expenses are estimated as $600,000.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to a portion of the non-accountable expense allowance held in the trust account and any accrued interest thereon, excluding the pro rata portion of such amount payable to stockholders that vote against the business combination and elect to convert their respective shares into cash. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed to the following: (i) forfeit any rights to or claims against such proceeds and any accrued interest thereon; and (ii) that the proceeds attributable to a portion of the non-accountable expense allowance will be distributed on a pro rata basis among the public shareholders along with any accrued interest thereon.

Underwriters’ Purchase Option

We have agreed to sell to Ferris, Baker Watts, Incorporated, for $100, an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the units have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit (125% of the price of the units sold in the offering) commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The purchase option and the 500,000 units, the 500,000 shares of common stock and the 1,000,000 warrants underlying such units, and the 1,000,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Accordingly, the option may not be sold, during the offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a one year period (including the foregoing 180-day period) following the date of this prospectus. However, the purchase option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the purchase option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the purchase option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,642,673 using an expected life of five years, volatility of 66.06% and a risk-free interest rate of 5.2%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. In order to estimate the value of the option, we considered the average volatility of a basket of companies with similar capitalization sizes that trade in the U.S. We believe this is a reasonable benchmark to use in estimating the expected volatility for our common stock. Using a higher volatility would have had the effect of increasing the implied value of the option.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed a specified maximum as set forth in Regulation M which requires generally, among other things, that no stabilizing bid will be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages re-sales of the securities.

Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Subject to any regulatory restrictions, within the first 90-trading days after separate trading of the warrants has commenced (but not less than 60 days after the end of the “restricted period” under Regulation M) our Chairman and/or his affiliate has agreed, in accordance with guidelines specified by Rule 10b-18 under the Securities Exchange Act of 1934, to purchase up to an aggregate of 2,500,000 warrants at a price not to exceed $0.60 per warrant ($1,500,000 in the aggregate). A broker-dealer who has not participated in this offering has agreed to make the purchases of the warrants on behalf of our Chairman, pursuant to an irrevocable order, in such amounts and at such times as that broker-dealer may determine, in its sole discretion.

Such warrant purchases may serve to stabilize the market price of warrants during such 90-trading days at a price above that which would prevail in the absence of such purchases by our Chairman and/or his affiliate. However, since the obligations to purchase the warrants shall terminate at the end of the 90th trading day after separate trading of the warrants has commenced or the earlier purchase of all the warrants obligated to be purchased, the market price of such warrants may, accordingly, substantially decrease following the termination of such obligations.

The “restricted period” under Regulation M for this offering will have ended when (i) all of the units have been sold, (ii) there are no more selling efforts, (iii) there is no more stabilization, and (iv) the over-allotment option has been exercised or has expired.

Other Terms

We have granted Ferris, Baker Watts, Incorporated for a period of two years from the later of our consummation of a business combination or one year after the effective date of the registration statement, the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of our board of directors. Each such representative will be required to sign a customary confidentiality agreement. We agree to give Ferris, Baker Watts, Incorporated written notice of each such meeting and to provide Ferris, Baker Watts, Incorporated with such items as are provided to the other directors.

Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. There are no preliminary agreements or understandings between the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder’s fee that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in this respect.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions of our Certificate of Incorporation and our By-laws, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Venable LLP, Vienna, Virginia will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by Gersten Savage LLP.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http:// www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

CHINA HEALTHCARE ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Healthcare Acquisition Corp.

We have audited the accompanying balance sheet of China Healthcare Acquisition Corp. (a development stage company) as of June 15, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from June 7, 2006 (inception) to June 15, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Healthcare Acquisition Corp. as of June 15, 2006, and the results of its operations and its cash flows for the period from June 7, 2006 (inception) to June 15, 2006 in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 30, 2006

CHINA HEALTHCARE ACQUISITION CORP.
(a development stage company)

BALANCE SHEET

June 15, 2006

ASSETS
Current assets:
Cash	$150,000

Total current assets:	150,000
Deferred offering costs	26,143

Total assets	$176,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$4,143
Note payable to stockholder	150,000

Total current liabilities	154,143

COMMITMENT
STOCKHOLDER EQUITY
Preferred stock — $.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	—
Common stock — $.0001 par value; 50,000,000 shares authorized; 2,500,000 issued and outstanding	250
Additional paid-in capital	24,750
Deficit accumulated during the development stage	(3,000)

Total stockholders’ equity	22,000

Total liabilities and stockholders’ equity	$176,143

See notes to Financial Statements.

CHINA HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENT OF OPERATIONS

For the period from June 7, 2006 (date of inception) to June 15, 2006

Formation and operating costs	$3,000

Net loss	($3,000)

Net loss per share	(0.00)

Weighted average number of shares outstanding	2,500,000

See notes to Financial Statements.

CHINA HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period from June 7, 2006 (date of inception) to June 15, 2006

				Deficit
				accumulated
			Additional	during the	Total
	Common Stock		paid-in	development	stockholders’
	Shares	Amount	capital	stage	equity

Issuance of common stock to founders and insiders June 7, 2006 at $.01 per share	2,500,000	$250	$24,750		$25,000
Net loss	—	—	—	($3,000)	(3,000)

Balance — June 15, 2006	2,500,000	$250	$24,750	($3,000)	$22,000

See notes to Financial Statements.

CHINA HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENT OF CASH FLOWS

For the period
from June 7, 2006
(date of inception)
to June 15, 2006

Cash flows from operating activities:
Net loss	$(3,000)

Net cash used in operating activities	(3,000)

Cash flows from financing activities:
Proceeds from sale of shares of common stock	25,000
Proceeds from note payable to stockholder	150,000
Payment of costs of the proposed public offering	(22,000)

Cash provided by financing activities	153,000

Net increase in cash and cash at end of period	$150,000

Supplemental schedule of non cash financing activity: accrual of costs of the proposed public offering	$4,143

See notes to Financial Statements

CHINA HEALTHCARE ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
June 15, 2006

Note 1 — Summary of Significant Accounting Policies

Nature of business

China Healthcare Acquisition Corp.(also hereinafter referred to as “CHAC” or the “Company”) was incorporated in Delaware on June 7, 2006 for the purpose of acquiring an operating business.

Development stage company

As of June 15, 2006, the Company had not yet commenced any operations. All activity through June 15, 2006 relates to the Company’s formation and proposed public offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 10,000,000 units (“Units”) which is discussed in Note 5 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business that has operations in China (“Business Combination”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $5.64 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company’s Chairman has agreed that he will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no assurance that he will be able to satisfy those obligations. Expenses related to investigation and selection of a target company and negotiation of an agreement to effect a Business Combination will be paid, prior to a Business Combination only from interest earned on the principal in the trust account up to an aggregate of $1,500,000, net of income taxes. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and director of the Company (“Initial Stockholders”), have agreed to vote their 2,500,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and then subsequently exercise their conversion rights. Accordingly, if public shareholders owning a majority of the shares sold in this offering approve a business combination, we may effect that business combination even if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurs, we would be required to convert to cash up to approximately 19.99% of the 10,000,000 shares of common stock sold in this offering, or 1,999,000 shares of common stock, at an initial per-share conversion price of approximately $5.64, without taking into account interest earned on the trust account, if we choose to pursue the business combination and such business combination is completed.

We must complete a business combination with a fair market value of at least 80% of our net assets (excluding the non-accountable expense allowance held in the trust account for the benefit of Ferris, Baker Watts, Incorporated) at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 5).

Use of estimates

The preparing of financial statements in conformity with accounting principles generally accepted in United State of America requires management to makes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Standards

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123(R)”), “Share Based Payment”. SFAS 123(R) requires all share based payments, including grants of employee stock options to employees, to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123(R) upon its formation. The adoption of SFAS 123(R) did not have a significant impact on the Company’s financial condition or results of operations.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Basic net loss per share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.

Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

The Company has recorded a deferred tax asset for the effect of temporary differences, aggregating approximately $[1,000] at June 15, 2006. In recognition of the uncertainty regarding the ultimate amount of income tax benefit to be derived, the Company has recorded a full valuation allowance at June 15, 2006.

Note 2 — Deferred Offering Costs

Deferred offering costs consist principally of legal fees incurred through the balance sheet date that are directly related to the proposed initial public offering described in Note 5 and which are being deferred until such time the offering is effective or it is aborted. When effective, the deferred offering costs will be charged to equity against the proceeds raised. Deferred offering costs as of June 15, 2006 totaled $26,143.

Note 3 — Note Payable to Stockholder

The Company issued a $150,000 unsecured promissory note to its Initial Stockholder on June 12, 2006. The note does not bear interest and is payable on earlier of June 15, 2007, or the consummation of the proposed offering described in Note 5. Due to the short-term nature of the note, the fair market value approximates the carrying amount.

Note 4 — Stockholders’ Equity

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preference as may be determined from time to time by the Board of Directors. At inception, CHAC issued 2,500,000 shares of common stock for $25,000 in cash.

Note 5 — Proposed Initial Public Offering

CHAC’s Proposed Offering offers for public sale up to 10,000,000 Units at $6 per unit. Each Unit consists of one share of common stock and two redeemable common stock purchase warrants. In connection with the proposed initial public offering, the Company has committed to pay to the underwriters a fee equal to 5% of the gross offering proceeds upon the consummation of the proposed initial public offering. The underwriters have agreed to defer additional fees equal to 2.25% of the gross proceeds of the initial public offering (approximately $1,350,000) and deposit it into the Trust Account until the consummation of a Business Combination. Upon the consummation of a Business Combination, we will pay such deferred non-accountable expense allowance to the underwriters out of the proceeds of this offering held in trust. Approximately 90 days after the effective date or earlier, at the discretion of the representative of the underwriters, the warrants will separate from the units and begin to trade.

After separation, each warrant will entitle the holder to purchase one share of common stock at an exercise price of $5.00. The warrants have a life of five years after which they will expire. CHAC has a right to redeem the warrants at $0.01 per warrant, provided the common stock has traded at a closing price of at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If CHAC redeems the warrants, the holder will either have to exercise the warrants by purchasing the common stock from CHAC for $5.00 or sell the warrants, or the warrants will be redeemed. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed. The Company has determined that the warrants should be classified in stockholders’ equity upon their issuance in accordance with the guidance of EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock

In addition, CHAC has agreed to sell to Ferris Baker, Watts, Inc. for $100, an option to purchase up to a total of 500,000 Units. This option will be issued upon closing of the proposal initial public offering. The units that would be issued upon exercise of this option are identical to those offered in the Proposed Offering, except that each of the warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $6.25. This option is exercisable at $7.50 per Unit commencing on the later of one year from the effective date or the consummation of a Business Combination and may be exercised on a cashless basis. The option will have a life of five years from the effective date. The Company will have no obligation to net cash settle the exercise of the option or the warrants underlying the option. The holder of the option will not be entitled to exercise the option or the warrants underlying the option unless a registration statement covering the securities underlying the option is effective or an exemption from registration is available. If the holder is unable to exercise the option or underlying warrants, the option or warrants, as applicable, will expire worthless.

The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on CHAC’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. CHAC has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,642,673 for the option to Ferris Baker, Watts, Inc., using an expected life of five years, volatility of 66.06% and a risk-free interest rate of 5.20%.

CHAC has further agreed to sell to the Initial Stockholders and/or their affiliates for $500, an option to purchase up to a total of 2,500,000 Units. This option will be issued upon closing of the Proposal Offering. The Units that would be issued upon exercise of this option are identical to those offered in the Proposed Offering, except that each of the warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $6.25. This option vests immediately and is exercisable at $7.50 per Unit commencing on the later of one year from the effective date or the consummation of a business combination and may be exercised on a cashless basis. The option will have a life of five years from the effective date. Because the grant of the options will be deemed to be stock-based compensation, pursuant to SFAS No. 123(R), the Company will be required to record a charge to earnings in an amount equal to the fair value of such options, which the Company has estimated using the Black-Scholes option-pricing model, to be an aggregate of $8,213,364 using an expected life of five years, volatility of 66.06% and a risk-free interest rate of 5.20%. The Company expects that the charge to earnings will be amortized over a maximum period of 24 months, which is the implicit service period. Accordingly, upon the closing of the Proposed Offering, as a result of the issuance of such option, the Company would charge approximately $1,026,670 to earnings during each fiscal quarter. In the event that the Company consummates a business combination in less than two years from the closing date of the Public Offering, the above amortization schedule would be accelerated and the Company therefore would record an increased charge to operations through such date based on the revised estimate of the implicit service period.

The volatility calculation of 66.06% for both the option to Ferris Baker, Watts, Inc. and the option to the Initial Stockholders is based on the average volatility of a basket of companies with similar capitalization sizes that trade in the United States. Because CHAC does not have a trading history, CHAC needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. CHAC’s management believes that this volatility is a reasonable benchmark to use in estimating the expected volatility for CHAC’s common stock. Utilizing a higher volatility would have had the effect of increasing the implied value of the option.

Note 6 — Commitments

The Company presently occupies office space provided by an affiliate of one of the Company’s executive officers. Such affiliate has agreed that until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate up to $5,000 per month for reimbursement of expenses expended on behalf of the Company commencing on the date of the effective date of the Proposed Offering.

The Chairman, and /or his affiliate, has agreed to place a bid with a third-party broker-dealer to purchase an aggregate of 2,500,000 warrants at a price not to exceed $0.60 per warrant ($1,500,000 in the aggregate) within the 90-trading days beginning on the date the warrants begin to trade separately (and not less than 60 days after the end of the “restricted period” under Regulation M). These warrants may not be sold or transferred until after the completion of a Business Combination. The purchases of the warrants on behalf of our Chairman will be made by a broker-dealer who has not participated in this offering in such amounts at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions.

The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the Initial Stockholders has certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering.

Upon the consummation of the Proposed Offering and the repayment of the non-interest bearing note of $150,000 described in Note 3, the Chairman of the Company will loan the Company $150,000. The loan will bear interest at 4% per annum and will be paid from the interest on the amounts in the Trust Fund.

Until          , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, sales person or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$60,000,000

China Healthcare Acquisition Corp.

10,000,000 Units

PROSPECTUS

Ferris, Baker Watts
Incorporated

          , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee(1)	$12,000
SEC registration fee	$26,100
NASD filing fee	$24,900
American Stock Exchange listing fee	$87,000
Accounting fees and expenses	$40,000
Printing and engraving expenses	$40,000
Legal fees and expenses	$300,000
Miscellaneous(2)	$70,000

Total	$600,000

(1)	In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of $1,000 for acting as trustee, $[3,000] for acting as transfer agent of the registrant’s common stock, $[2,500] for acting as warrant agent for the registrant’s warrants and $[3,000] for acting as escrow agent.

(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

“Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the speck case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or rated, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article Eighteen of our Certificate of Incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

				Purchase
				Price per
Purchaser	Security Purchased	Amount	Date	Share

Jack Kang	Common Stock	1,218,000	June 7, 2006	$0.01
Alwin Tan	Common Stock	1,218,000	June 7, 2006	$0.01
Steven Wang	Common Stock	25,000	June 7, 2006	$0.01
Mark Tan	Common Stock	25,000	June 7, 2006	$0.01
Larry Liou	Common Stock	5,000	June 7, 2006	$0.01
James Ma	Common Stock	5,000	June 7, 2006	$0.01
Stanley Chang	Common Stock	2,000	June 7, 2006	$0.01
Ron Harrod	Common Stock	2,000	June 7, 2006	$0.01

(1)	The business address of each person is 1233 Encino Drive, Pasadena, CA 91108.

(2)	Mark Tan is the son of Alwin Tan.

Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. No underwriting discounts or commissions were paid with respect to such sales.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.		Description

1.1		Form of Underwriting Agreement*

1.2		Form of Selected Dealers Agreement*

3.1		Certificate of Incorporation**

3.2		Bylaws**

4.1		Specimen Unit Certificate**

4.2		Specimen Common Stock Certificate**

4.3		Specimen Warrant Certificate**

4.4		Form of Management Purchase Option**

4.5		Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant**

4.6		Form of Underwriters’ Purchase Option**

5.1		Opinion of Venable LLP**

10	.1(a)	Form of Letter Agreement among the Registrant, Ferris, Baker Watts, Incorporated, and Jack Kang Stockholders

10	.1(b)	Form of Letter Agreement among the Registrant, Ferris, Baker Watts, Incorporated and Alwin Tan.
10.2		Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant**

10.3		Form of Stock Escrow Agreement between the Registrant American Stock Transfer & Trust Company and the Initial Stockholders**

10.4		Form of Letter Agreement between NCIL and the Registrant regarding administrative support**

10.5		Advance Agreement between the Registrant and Jack Kang**

10.6		Form of Registration Rights Agreement among the Registrant, the Initial Stockholders and Ferris, Baker Watts, Incorporated**

23.1		Consent of Goldstein Golub Kessler, LLP, CPAs

23.2		Consent of Venable LLP (incorporated by reference from Exhibit 5.1)**

24		Power of Attorney (included on signature page of this Registration Statement)**

99.1		Audit Committee Charter**

99.2		Code of Ethics**

*	To be filed supplementally or by amendment.

**	Previously filed.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Pasadena, State of California, on the 8th day of September, 2006.

CHINA HEALTHCARE ACQUISITION CORP.

By:	/s/ Alwin Tan
Alwin Tan
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ Alwin Tan Alwin Tan	Chief Executive Officer, President and Director (Principal Executive Officer)	September 8, 2006

By:	/s/ Steven Wang Steven Wang	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	September 8, 2006

By:	* Jack Kang	Chairman of the Board	September 8, 2006

By:	* Larry Liou	Director	September 8, 2006

By:	* James Ma	Director	September 8, 2006

*By:	/s/ Alwin Tan Alwin Tan Attorney-in-fact